As filed with the Securities and Exchange Commission on August 20, 2009

Registration Statement No. 333-160725

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-1/A

AMENDMENT NO. 1

TO

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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VOYANT INTERNATIONAL CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	26-1501411 (I.R.S. Employer Identification No.)

444 Castro Street, Suite 318, Mountain View, CA 94041

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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David R. Wells, Chief Financial Officer

444 Castro Street, Suite 318

Mountain View, CA 94041

(800) 710-6637

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Peter Hogan, Esq.

Richardson & Patel LLP

10900 Wilshire Blvd., Suite 500

Los Angeles, CA 90024

(310) 208-1182

FROM TIME TO TIME AFTER THE

EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share	45,919,530	$0.0255(2)	$1,170,948	$65.34
Total	45,919,530			$65.34

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(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 based upon the average of the high and low prices of the common stock of the Registrant as reported on the Over-the-Counter Bulletin Board on July 14, 2009.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and no offer to buy these securities is being solicited in any state where the offer or sale is not permitted.

PRELIMINARY SUBJECT TO COMPLETION, DATED  AUGUST 20, 2009

Prospectus

VOYANT INTERNATIONAL CORPORATION

45,919,530 shares of Common Stock

This prospectus covers the resale by selling security holders of up to 45,919,530 shares of our common stock, $0.001 par value per share.

These securities will be offered for sale from time to time by the selling security holders identified in this prospectus in accordance with the terms described in the section of this prospectus entitled “Plan of Distribution.” We will not receive any of the proceeds from the sale of the common stock by the selling security holders.

Our securities are not listed on any national securities exchange. Our common stock is currently quoted on the OTC Bulletin Board under the symbol “VOYT.OB.” The last reported per share price for our common stock was $0.016 as quoted on the OTC Bulletin Board on  August 17, 2009.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is __________, 2009

No offers to sell are made, nor are offers sought, to buy these securities in any jurisdiction where the offer or sale is not permitted. The reader should assume that the information contained in this prospectus is accurate as of the date in the front of this prospectus only. Our business, financial condition, results of operations, and prospectus may have changed since that date.

TABLE OF CONTENTS

Prospectus Summary

1

Risk Factors

2

Special Note Regarding Forward-Looking Statements

13

Use of Proceeds

13

Selling Security Holders

13

Plan of Distribution

14

Legal Matters

15

Experts

15

Business

16

Description of Property

21

Summary Financial Data

22

Management’s Discussion and Analysis of Financial Condition and Results of Operations

23

Legal Proceedings

26

Management

27

Executive Compensation

30

Security Ownership of Certain Beneficial Owners and Management

33

Certain Relationships and Related Party Transactions

34

Description of Securities

34

Changes In and Disagreements With Accountants on Accounting and Fiancial Disclosure

36

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

36

Additional Information

36

Index to Consolidated Financial Statements

F-1

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. We note that our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

References to “we,” “our,” “us,” the “Company,” or “Voyant” refer to Voyant International Corporation, a Nevada corporation, and its consolidated subsidiaries.

Our Business

Overview and History

We are a holding company focused on identifying and developing business opportunities at the intersection of media content and technology. In the process, we intend to pursue various media-based technologies, media assets, and strategic partnerships in order to deliver compelling, next-generation commercial and/or consumer solutions. In July 1999, we, along with several other companies with technologies, products, and services focused on digital convergence, all merged with Commercial Labor Management, Inc., a publicly traded company. This entity became our predecessor. Immediately following that transaction, Commercial Labor Management, Inc. changed its name to “Zeros & Ones, Inc.” Under the merger, the entities were combined into one company and were accounted for in a manner similar to a pooling of interests.

In December 2005, Mark Laisure assumed control of the Company after originally joining in May 2003. Mr. Laisure currently holds the title of Executive Chairman. In November 2006, we added Dana Waldman to our Board of Directors, and in January 2007, we named Mr. Waldman as our CEO. In April 2007, we changed our name to Voyant International Corporation.

Financial Results

Our consolidated financial statements for the six months ended  June 30, 2009 and 2008 and the years ended December 31, 2008 and 2007 are included in this prospectus. During the six months ended June 30, 2009 and 2008, we had $216,422 and $148,166 in revenues, respectively. In 2008 and 2007, we had $478,528 and $26,035 in revenues, respectively. During the six months ended June 30, 2009 and 2008, we had approximately $4.8 million and $5.8 million in net loss, respectively. In 2008 and 2007, we had approximately $13.7 million and $12.5 million in net loss, respectively.

See “Index to Consolidated Financial Statements” on page F-1.

Risks Affecting Our Business

We are subject to a number of risks, which the reader should be aware of before deciding to purchase the securities in this offering. These risks are discussed in the summary below and in the section titled “Risk Factors” beginning on page 3 of this prospectus.

The Offering

We are registering 45,919,530 shares of our common stock for sale by the selling security holders identified in the section of this prospectus entitled “Selling Security Holders.” As required by the Registration Rights Agreement we executed as part of the Financing (more fully described under the section titled “Business” below), we are registering for resale the following: (i) 2,500,000 shares of common stock issued to Ascendiant Capital Group, LLC in the Financing, and (ii) 43,419,530 shares of common stock issuable to Ascendiant Capital Group, LLC and Ascendiant Equity Partners, LLC pursuant to the terms of the Financing. Information regarding our common stock is included in the section of this prospectus entitled “Description of Securities.”

General Information

Our principal executive offices are located at 444 Castro Street, Suite 318, Mountain View, California 94041, and our telephone number is (800) 710-6637.

RISK FACTORS

The reader should carefully consider the risks described below together with all of the other information included in this prospectus. The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and an investor in our securities may lose all or part of their investment.

Risks Related to our Business and Industry

Challenging economic conditions may adversely affect our business.

The current general economic recession and crisis and any continuing unfavorable economic conditions may affect our sales and renewals of our products and services, and could negatively affect our revenues and our ability to maintain or grow our business. The adverse impacts on our business from the economic slowdown have already led to longer sales cycles, postponed purchasing decisions and reduced revenue particularly from the sale of software products. In addition, the current global financial crisis affecting the banking system and the possibility that financial institutions may consolidate or go out of business has resulted in a tightening of the credit markets, which could impair the ability of our customers to obtain credit to finance purchases of our products. Our client base is diverse and each client or potential client faces a unique set of risks. These risks could lead to a reduction in overall spending, including information technology spending, by our current and potential clients.

We have a history of losses and we do not anticipate that we will be profitable in fiscal 2009.

We have incurred losses since inception and have not generated revenues during the years ended December 31, 2007 and 2008. During fiscal 2008, we incurred a net loss of $13,728,077. Achieving profitability depends upon numerous factors, including our ability to raise additional capital in order to fund our operations, our ability to generate revenues and our ability to control expenses. We do not anticipate that we will be profitable for the foreseeable future. As a result of our losses and negative cash flows from operations, our ability to continue operations will depend on our ability to generate revenues and the availability of outside financing for working capital. If we are unable to generate sufficient revenues in the near future to cover our expenses or obtain outside capital to cover operating expenses, we may be unable to expand or maintain business operations.

We will require additional financing to sustain our operations and without it we may not be able to continue operations.

Our inability to raise additional working capital at all or to raise it in a timely manner would negatively impact our ability to fund our operations, to generate revenues, and to otherwise execute our business plan, leading to the reduction or suspension of our operations and ultimately our going out of business. Should this occur, the value of your investment in the common shares could be adversely affected, and you could even lose your entire investment.

Existing stockholders could experience substantial dilution upon the issuance of common stock pursuant to an equity line we have with Ascendiant Capital Group and Ascendiant Equity Partners.

Our equity line with Ascendiant Capital Group and Ascendiant Equity Partners (together, “Ascendiant”) contemplates our future possible issuance of up to an aggregate 43,419,530 shares of our common stock as a result of this registration statement, subject to certain restrictions and obligations. Currently, we believe it is likely we will need to draw the full amount available under this equity line prior to the expiration of the equity line. If the terms and conditions of the equity line are satisfied, and we choose to exercise our put rights to the fullest extent permitted and sell all of the 43,419,530 shares of our common stock to Ascendiant, our existing stockholders’ ownership will be diluted by approximately 20.1% based on 215,866,585 shares of common stock outstanding on  August 11, 2009. There is no floor price for the sale of our stock to Ascendiant under our equity line agreement with them, and declines in future prices of our common stock will result in a greater issuance of shares than higher future prices as the purchase price per share of common stock issuable under the equity line will be based on the daily volume weighted average price during each of the ten trading days immediately following the date of the drawdown date, less a discount of 9%. Thus, we cannot determine at this time the net total proceeds to the Company should we sell the entire 43,419,530 shares to them. We are constrained however by the market volume as to the time frame in which these shares would be sold to Ascendiant. We cannot be assured what the proceeds to the Company will be, or that the price of our common stock will not be adversely affected by these sales.

If we obtain additional financing, existing shareholder interests may be diluted.

We may need to raise additional funds in the near future to fund our operations, deliver, expand, or enhance our products and services, finance acquisitions and respond to competitive pressures or perceived opportunities. If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our shareholders will be diluted. In addition, any convertible securities issued may not contain a minimum conversion price, which may make it more difficult for us to raise financing and may cause the market price of our common stock to decline because of the indeterminable overhang that is created by the discount to market conversion feature. In addition, any new securities could have rights, preferences and privileges senior to those of our common stock. Furthermore, we cannot assure you that additional financing will be available when and to the extent we require it or that, if available, it will be on acceptable terms.

Our operating results will depend on our ability to predict or respond to consumer preferences.

Our operating results depend in part on our ability to predict or respond to changes in consumer preferences and trends in a timely manner. We intend to develop new concepts and continuously adjust our products and services mix in an effort to satisfy customer demands. Any sustained failure to identify and respond to emerging trends in consumer preferences could have a material adverse affect on our business. Consumer spending may be affected by many factors outside of our control, including competition from other Internet ventures, consumer confidence and preferences, and general economic conditions.

We may be unable to continue to successfully implement our business strategy.

Although we believe our strategy can be successful, there are several reasons why we may be unable to implement it, including our inability to deploy our products and services on a large scale due to software development, information technology infrastructure, or other problems; to attract a sufficiently large audience of users to our Internet-based electronic commerce network; to increase awareness of our brand; to raise the required capital investment; to strengthen customer loyalty; to continue to develop and upgrade our technology; and to attract, retain and motivate qualified personnel.

We may be unsuccessful at continuing to manage our growth.

Our growth can place a significant strain on management and operations, including sales, marketing, customer support, research and development, finance and administrative operations. Achieving profitability will depend, among other things, on our ability to successfully expand our products, services and markets and to manage its operations effectively. Difficulties in managing growth, including difficulties in obtaining and retaining talented management and other personnel could have a material adverse affect on our business and financial results.

System enhancements, upgrades and other factors could cause service disruptions of Internet-based products.

As we enhance and upgrade our Internet-based products and services, customers could suffer temporary interruptions. Other factors, such as unauthorized intervention and access into our servers may also cause system delays or denials of service. We have and will continue to take steps to ensure that such disruptions do not occur, and that any disruptions that do occur are insignificant. However, any problems not resolved in a timely manner could negatively affect our business and financial results.

We currently have limited internal sales and marketing capabilities, and our inability to develop our sales and marketing capabilities either internally or through third party companies could adversely affect our ability to expand our operations and generate revenues.

In order to expand our operations and generate revenues, we will need to retain new employees to develop and oversee a comprehensive marketing and public relations campaign. We will also need to rely extensively on third-party marketing companies. Failure to successfully develop sales and marketing capabilities either internally or on an outsourced basis could adversely affect our ability to develop our content in the Internet market and compete with other online content providers. We cannot determine if we will be able to attract and or contract with qualified personnel or consultants to oversee our marketing and public relations needs. If we cannot timely develop a competent marketing and public relations department, or if we are unable to retain the services of outside marketing providers to support our operations, our operations may not be successful, we may not develop a user base for our services, and we may not generate sufficient revenues. Any failure to attract and retain qualified marketing and public relations staff, or to contract with third-party marketing support resources, could impede or otherwise harm our operations and in turn prevent us from generating revenues, which would harm the value of your investment in our securities.

The success of our business will depend in part on our strategic partnerships with others and, as a result, we will be exposed to potential disruptions with respect to their products and services.

We will rely on strategic partnerships to develop our products and services. We could experience difficulties with such partners, including their failure to meet our quality control standards, their failure to meet deadlines, or increased costs. This could result in the loss of customers, which would have a negative impact on our cash flow and harm our business. If our partners should cease doing business with us, we could experience an interruption in our business. Although we believe that we could find alternative sources, we may be unable to establish such alternative relationships that will be as favorable as the relationships we have now. For example, alternative relationships may involve higher prices, less favorable payment terms, or lower quality standards. If, as a result, we are unable to provide services consistent with our standards, our business would be harmed.

The successful operation of our business depends upon the supply of critical elements from other companies and any interruption in that supply could cause service interruptions or reduce the quality of our services.

We depend upon third parties, to a substantial extent, for several critical elements of our business, including various technology, infrastructure, content development, software, and related components.

Technology and Infrastructure. We rely on private third-party providers for our principal Internet connections, our data servers, and our network access. Any disruption in the Internet or network access or related services provided by these third-party providers, or any failure of these third-party providers to handle current or higher volumes of use, could significantly harm our business, operating results, and financial condition. Any financial difficulties for our providers may have negative effects on our business, the nature and extent of which we cannot predict. We have experienced and expect to continue to experience interruptions and delays in service from third-party providers. Furthermore, we depend on hardware and software suppliers for prompt delivery, installation, and service of servers and other equipment to deliver our services. Any errors, failures, interruptions, or delays experienced in connection with these third-party technologies and information services could negatively impact our relationship with our users and adversely affect our brand and our business, and could expose us to liabilities to third parties.

Distribution Relationships. We intend to enter into distribution agreements and informal relationships with Web browser providers, operators of online networks and leading Websites, and similar service providers. Potential distributors may not offer distribution of our services on reasonable terms, or at all. In addition, as new methods for accessing the Web become available, including through alternative devices, we may need to seek out and enter into additional distribution relationships. If we fail to obtain distribution or to obtain distribution on terms that are reasonable, we may not be able to execute our business plan, and the value of your investment in our securities will be harmed.

Our platform infrastructure and its scalability are not proven.

As we grow and our Internet-based products are used by an increasing number of users, the network infrastructure needs to be expanded. In addition, we need to accommodate changing customer requirements. We may not be able to accurately project the rate or timing of increases, if any, in the use of our systems or to expand and upgrade the systems and infrastructure to accommodate such changes on a timely basis, at a commercially reasonable cost, or at all. The systems may not accommodate increased use while maintaining acceptable overall performance.

Potential liability exists for the inappropriate disclosure of confidential information.

Claims for unlawful disclosure of confidential information have been brought, sometimes successfully, against internet technology companies in the past. Any such liability claim would have a material adverse effect on our reputation, business, results of operations and financial condition.

More individuals are utilizing non-PC devices to access the Internet, and we may not be successful in developing a version of our service that will be compatible with such devices or will gain widespread adoption by users of such devices.

In the coming years, the number of individuals who access the Internet through devices other than a personal computer, such as personal digital assistants, mobile telephones, and television set-top devices, is expected to increase dramatically. We may be unsuccessful in our efforts to modify our online properties to provide a compelling service for users of alternative devices. As we do not have any experience to date in operating versions of our service developed or optimized for users of alternative devices, it is difficult to predict the problems we may encounter in doing so, and we may need to devote significant resources to the creation, support, and maintenance of such versions. If we are unable to attract and retain a substantial number of alternative device users to our online services, we will fail to capture a sufficient share of an increasingly important portion of the market for online services.

Any inability to identify, fund investment in, and commercially exploit new technology could have an adverse impact on our business, financial condition, or results of operations.

We are engaged in a business that has experienced significant technological change over the past several years and continually undergoes further technological change. Our ability to implement our business plan and to achieve the results projected by management will depend on management's ability to anticipate technological advances and implement strategies to take advantage of technological change. Any inability to identify, fund investment in, and commercially exploit new technology, or the commercial failure of any technology that we pursue, could result in our business becoming burdened by obsolete technology and could have an adverse impact on our business, financial condition, and results of operations.

We face intense competition, including competition from companies with significantly greater resources than ours, and if we are unable to compete effectively with these companies, our market share may decline and our business could be harmed.

The software development and distribution industry is highly competitive and barriers to entry are low. A number of our competitors have significantly greater financial, technological, marketing, and distribution resources than we do. Their greater capabilities in these areas may enable them to better withstand periodic downturns in their products and services. In addition, new companies may enter the markets in which we compete, further increasing competition in the industry. We believe that our ability to compete successfully depends on a number of factors, including effective advertising and marketing, high quality, value, and many other factors beyond our control. We may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand our business, which would adversely impact the trading price of our common shares.

We are dependent on intellectual property rights.

Our intellectual property is important to our business. We rely on a combination of copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions to protect our intellectual property. Our efforts to protect our intellectual property may not be adequate. Competitors may independently develop similar technology or duplicate our products or services. Unauthorized parties may infringe upon or misappropriate our products, services or proprietary information. In addition, the laws of some foreign countries do not protect proprietary rights as well as the laws of the United States, and the global nature of the Internet makes it difficult to control the ultimate destination of its products and services. In the future, litigation may be necessary to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others. Any such litigation could be time-consuming and costly. It may even be cost prohibitive, and there is always a risk that we will not prevail if a suit is filed. We could be subject to intellectual property infringement claims as the number of competitors grows and the content and functionality of our services overlaps with competitive offerings. Defending against these claims, even if not meritorious, could be expensive and divert our attention from our operations. If we become liable to third parties for infringing their intellectual property rights, we could be required to pay a substantial damage award and forced to develop non-infringing technology, obtain a license or cease selling the applications that contain the infringing technology. We may be unable to develop non-infringing technology or obtain a license on commercially reasonable terms, or at all. We also intend to rely on a variety of technologies that we will license from third parties, including any product development, database, and Internet server software that will be used to operate our products and services. These third-party licenses may not be available to us on commercially reasonable terms. If we were deprived of the right to use software incorporated in our products for any reason, or if the tools utilized in the development of its products were discontinued or the capabilities contained in future releases were not up to the standards set by us, there could be a serious disruption to the business.

We plan to grow rapidly, which will place strains on our management team and other company resources to both implement more sophisticated managerial, operational and financial systems, procedures and controls and to train and manage the personnel necessary to implement those functions. Our inability to manage our growth could impede our ability to generate revenues and profits and to otherwise implement our business plan and growth strategies, which would have a negative impact on our business and the value of your investment.

Our strategy envisions growing our business by identifying and developing different technology and media-based technologies, media assets, and strategic partnerships, and bringing those together to deliver next-generation commercial and consumer solutions. If we fail to effectively manage our growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. This expansion and these expanded relationships will require us to significantly improve and/or replace our existing managerial, operational and financial systems, procedures and controls, to improve the coordination between our various corporate functions, and to manage, train, motivate and maintain a growing employee base. Our performance and profitability will depend on the ability of our officers and key employees to: manage our business as a cohesive enterprise; manage expansion through the timely implementation and maintenance of appropriate administrative, operational, financial and management information systems, controls and procedures; add internal capacity, facilities and third-party sourcing arrangements as and when needed; maintain service quality controls; and attract, train, retain, motivate and effectively manage our employees. The time and costs to effectuate these steps may place a significant strain on our management personnel, systems and resources, particularly given the limited amount of financial resources and skilled employees that may be available at the time. We may not be able to integrate and manage successfully new systems, controls and procedures for our business, or even if we successfully integrate our systems, controls, procedures, facilities and personnel, such improvements may not be adequate to support our projected future operations. We may never recoup expenditures incurred during this expansion. Any failure to implement and maintain such changes could have a materially adverse effect on our business, financial condition and results of operations.

We may make acquisitions or enter into new agreements, which could divert management’s attention, cause ownership dilution to our stockholders, and be difficult to integrate.

Given that our strategy envisions growing our business, we may decide that it is our best interest to identify, structure and integrate acquisitions that are complementary with our business model. Acquisitions, strategic relationships and investments often involve a high degree of risk. We may also be unable to find a sufficient number of attractive opportunities, if any, to meet our objectives. Our potential strategic acquisition, strategic relationship or investment targets and partners may have histories of net losses and may expect net losses for the foreseeable future.

Acquisition transactions are accompanied by a number of risks that could harm our business, operating results and financial condition:

•

we could experience a substantial strain on our resources, including time and money, and we may not be successful;

•

our management’s attention may be diverted from our ongoing business concerns;

•

while integrating new companies, we may lose key executives or other employees of these companies;

•

we could experience customer dissatisfaction or performance problems with an acquired company or technology;

•

we may become subject to unknown or underestimated liabilities of an acquired entity or incur unexpected expenses or losses from such acquisitions; and

•

we may incur possible impairment charges related to goodwill or other intangible assets or other unanticipated events or circumstances, any of which could harm our business.

As a result, we might not be successful in integrating any acquired businesses, products or technologies, and might not achieve anticipated revenue and cost benefits.

We are dependent for our success on a few key executive officers. Our inability to retain those officers would impede our business plan and growth strategies, which would have a negative impact on our business and the value of your investment.

Our success depends on the skills, experience and performance of key members of our management team. We are heavily dependent on the continued services of Mr. Dana R. Waldman, our Chief Executive Officer, Mr. David R. Wells, our Chief Financial Officer and Mr. Mark M. Laisure, our Chairman of the Board of Directors. We do not have long-term employment agreements with the above-named individuals, whose contracts expired in 2008, and are now being extended monthly under the same terms as previously offered. Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we can find satisfactory replacements for these key executive officers at all, or on terms that are not unduly expensive or burdensome to our company. Although we intend to issue stock options or other equity-based compensation to attract and retain key individuals, such incentives may not be sufficient to attract and retain them.

Government regulation could adversely affect us.

We are subject to government regulation. Laws and regulations have been or may be adopted with respect to the Internet or other on-line services covering issues such as user liability and privacy, copyright protection, and distribution. The applicability to the Internet of existing laws in various jurisdictions governing issues is uncertain and may take years to resolve. Demand for our products’ features and services may be affected by additional regulation of the Internet. Federal, State, or governments of foreign countries may attempt to regulate our transmissions, levy sales or other taxes relating to our activities or impose other restrictions on our services. The laws governing the Internet, however, remain largely unsettled, even in areas where there has been some legislative action. The requirement that we comply with any new legislation or regulation, or any unanticipated application or interpretation of existing laws, may decrease the demand for our services, increase the cost of doing business or otherwise have a material adverse effect on our business, results of operations and financial condition.

New rules, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.

We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on the board of directors. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC. Further, certain of these recent and proposed changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.

Our internal controls over financial reporting may not be effective, and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business.

We are subject to various regulatory requirements, including the Sarbanes-Oxley Act of 2002. We, like all other public companies, are incurring additional expenses and, to a lesser extent, diverting management’s time in an effort to comply with Section 404 of the Sarbanes-Oxley Act of 2002. We are evaluating our internal controls over financial reporting in order to allow management to report on, and our independent auditors to attest to, our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC, which we collectively refer to as Section 404. We are currently performing the system and process evaluation and testing required in an effort to comply with the management assessment and auditor certification requirements of Section 404. At December 31, 2008, management concluded that a lack of audit committee and a director who qualifies as an audit committee financial expert to oversee our accounting and financial reporting processes, as well as approval of the Company's independent auditors, was a material weakness in our internal control over financial reporting.  We are aim to remediate that material weakness by expanding our board of directors to include at least one independent director who qualifies as an audit committee financial expert and form an audit committee of our Board,  If, in the future, management identifies the same material weakness or additional material weaknesses, or our external auditors are unable to attest that our management’s report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price and/or subject us to sanctions or investigation by regulatory authorities.

If we are unable to obtain adequate insurance, our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage. Our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors’ and officers’ liability insurance.

We may not be able to obtain insurance policies on terms affordable to us that would adequately insure our business and property against damage, loss or claims by third parties. To the extent our business or property suffers any damages, losses or claims by third parties, which are not covered or adequately covered by insurance, our financial condition may be materially adversely affected. We may be unable to maintain sufficient insurance as a public company to cover liability claims made against our officers and directors. If we are unable to adequately insure our officers and directors, we may not be able to retain or recruit qualified officers and directors to manage the company.

We may be the subject of lawsuits if we do not obtain all required releases, licenses, and rights to use our content.

In order to distribute any content that we acquire or develop, we must be certain to obtain any additional releases, consents, and licenses of rights to use such content that we do not own outright. Any material which we intend to use in our content that is not owned by us must be licensed from the owner. Any failure to obtain all required licenses and rights could subject us to litigation over the use of such content. If we are the subject of such lawsuits, we will need to incur the costs of defending such suits, or pay damages if our defense is not successful. If we are the subject of such lawsuits and we incur losses as a result, our profits (if ever achieved) would be diminished, or the burden of such damages may prevent us from continuing operations, which would harm the value of your investment in our securities.

We are subject to U.S. and foreign government regulation of the Internet, the impact of which is difficult to predict.

There are currently few laws or regulations directly applicable to the Internet. The application of existing laws and regulations to our business relating to issues such as user privacy, advertising, taxation, consumer protection, content regulation, quality of products and services, and intellectual property ownership and infringement can be unclear. In addition, we will also be subject to new laws and regulations directly applicable to our activities. Any existing or new legislation applicable to our business could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and dampen the growth in use of the Internet. Due to the nature of the Internet, it is possible that the governments of other states and foreign countries might attempt to regulate our transmissions or prosecute us for violations of their laws. We might unintentionally violate such laws, such laws may be modified, and new laws may be enacted in the future. Any such developments (or developments stemming from enactment or modification of other laws) could increase the costs of regulatory compliance for us or force us to change our business practices, which could harm the value of your investment in our securities.

Our operations could be significantly hindered by the occurrence of a natural disaster or other catastrophic event.

Our operations are susceptible to outages due to fire, floods, power loss, telecommunications failures, break-ins, and similar events. In addition, a significant portion of our network infrastructure is located in California, an area susceptible to earthquakes. In the past, the western United States (and California in particular) has experienced repeated episodes of diminished electrical power supply. As a result of these episodes, our operations may be subject to "rolling blackouts" or other unscheduled interruptions of electrical power. The prospect of such unscheduled interruptions may continue for the foreseeable future and we are unable to predict their occurrence, duration, or cessation. We do not have multiple site capacity for our services in the event of any such occurrence.

Risks Related to an Investment in our Common Stock

The market price for our common shares may be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenues or profits. You may be unable to sell your common stock at or above your purchase price, if at all, which may result in substantial losses to you.

The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price could continue to be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history, and uncertainty of future market acceptance for the products and services we offer. As a consequence of this enhanced risk, more risk averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors will be beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain market prices at or near the Offering price, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

In addition, the market price of our common stock could be subject to wide fluctuations in response to:

•

quarterly variations in our revenues, if any, and operating expenses;

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announcements of new products or services by us;

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fluctuations in interest rates;

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the operating and stock price performance of other companies that investors may deem comparable to us; and

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news reports relating to trends in our markets or general economic conditions.

The stock market in general, and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The application of the “penny stock” rules to our common stock could limit the trading and liquidity of our common stock, adversely affect the market price of our common stock, and increase your transaction costs to sell those shares.

As long as the trading price of our common stock is below $5 per share, the open-market trading of our common stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of the Common Stock, reducing the liquidity of an investment in the Common Stock and increasing the transaction costs for sales and purchases of our common shares as compared to other securities.

Our corporate actions are substantially controlled by our principal shareholders and affiliated entities.

Our principal shareholders and their affiliated entities own approximately 10.4% of our outstanding voting shares. These shareholders, acting individually or as a group, could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. In addition, because of the percentage of ownership and voting concentration in these principal shareholders and their affiliated entities, elections of our board of directors will generally be within the control of these shareholders and their affiliated entities. While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with these principal shareholders and their affiliated entities. As such, it would be difficult for shareholders to propose and have approved proposals not supported by management. There can be no assurances that matters voted upon by our officers and directors in their capacity as shareholders will be viewed favorably by all our shareholders.

Our operating results may fluctuate significantly, and these fluctuations may cause the price of our common stock to fall.

Our quarterly operating results may fluctuate significantly in the future due to a variety of factors that could affect our revenues or our expenses in any particular quarter. You should not rely on quarter-to-quarter comparisons of our results of operations as an indication of future performance. Factors that may affect our quarterly results include:

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mismatches between resource allocation and client demand due to difficulties in predicting client demand in a new market;

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changes in general economic conditions that could affect marketing efforts generally and online marketing

•

efforts in particular;

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the magnitude and timing of marketing initiatives;

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the maintenance and development of our strategic relationships;

•

the introduction, development, timing, competitive pricing and market acceptance of the products and services we offer and those of our competitors;

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our ability to attract and retain key personnel; and

•

our ability to manage our anticipated growth and expansion.

Our right to issue additional securities at any time could have an adverse effect on your proportionate ownership and voting rights.

We may generally issue securities, or options or warrants to purchase those securities, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. We may issue additional securities to raise capital to further our development and marketing plans and to produce greater quantities of content. It is also likely that we will be required to issue additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plan. The issuances may be very significant. If you are a shareholder, your proportionate ownership and voting rights could be adversely affected by the issuance of additional securities, or options or warrants to purchase those securities, including a significant dilution in your proportionate ownership and voting rights.

Limitations on director and officer liability and indemnification of our officers and directors by us may discourage stockholders from bringing suit against a director.

Our bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our articles of incorporation and bylaws may provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law.

Future sales of our common stock could put downward selling pressure on our shares, and adversely affect the stock price. There is a risk that this downward pressure may make it impossible for a shareholder to sell his shares at any reasonable price, if at all.

Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could put downward selling pressure on our shares, and adversely affect the market price of our common stock.

Generally, we have not paid any cash dividends to our shareholders, and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide or may be unable due to pay any dividends. We intend to retain all earnings for our company’s operations.

Our common stock is thinly traded and, you may be unable to sell at or near “ask” prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained. However, we do not rule out the possibility of applying for listing on the Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market (the “Nasdaq Markets”), or other exchanges. Our common stock has historically been sporadically or “thinly traded” on the “Over-the-Counter Bulletin Board,” meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or nonexistent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-adverse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price of our common stock is particularly volatile given our status as a relatively small company with a small and thinly traded “float” that could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. As noted above, our common stock is sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. The following factors also may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes; additions to or departures of our key personnel, as well as other items discussed under this “Risk Factors” section, as well as elsewhere in this Report. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market prices, or as to what effect the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price. However, we do not rule out the possibility of applying for listing on the Nasdaq Markets or another exchange.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through pre-arranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect our share price will be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Future sales of shares of our common stock may decrease the price for such shares.

Actual sales, or the prospect of sales by our shareholders, may have a negative effect on the market price of the shares of our common stock. We may also register certain shares of our common stock that are subject to outstanding convertible securities, if any, or reserved for issuance under our stock option plans, if any. Once such shares are registered, they can be freely sold in the public market upon exercise of the options. If any of our shareholders either individually or in the aggregate cause a large number of securities to be sold in the public market, or if the market perceives that these holders intend to sell a large number of securities, such sales or anticipated sales could result in a substantial reduction in the trading price of shares of our common stock and could also impede our ability to raise future capital.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in this prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the words “believe,” “anticipate,” “expect” and words of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Whether actual results will conform to the expectations and predictions of management, however, is subject to a number of risks and uncertainties that may cause actual results to differ materially. Such risks are in the section entitled “Risk Factors” on page 3, and in our previous SEC filings.

Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling security holders. All proceeds from the sale of such securities offered by the selling security holders under this prospectus will be for the account of the selling security holders, as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.” With the exception of any brokerage fees and commissions which are the respective obligations of the selling security holders, we are responsible for the fees, costs and expenses of this offering which includes our legal and accounting fees, printing costs, and filing and other miscellaneous fees and expenses.

SELLING SECURITY HOLDERS

Pursuant to the terms of the Registration Rights Agreement, we are registering (i) 2,500,000 shares of common stock held by Ascendiant Capital Group, LLC and (ii) 43,419,530 shares of common stock issuable to Ascendiant Capital Group, LLC and Ascendiant Equity Partners, LLC pursuant to the terms of the Securities Purchase Agreement.

We are registering these securities in order to permit the selling security holders to dispose of the shares of common stock, or interests therein, from time to time. The selling security holders may sell all, some, or none of their shares in this offering. See “Plan of Distribution.”

The table below lists the selling security holders and other information regarding the beneficial ownership of the shares of common stock by each of the selling security holders. Column B lists the number of shares of common stock beneficially owned by each selling security holder as of  August 11, 2009. Column C lists the shares of common stock covered by this prospectus that may be disposed of by each of the selling security holders. Column D lists the number of shares of common stock that will be beneficially owned by the selling security holders assuming all of the shares covered by this prospectus are sold. Column E lists the percentage of class beneficially owned, based on 215,866,585 shares of common stock outstanding on August 11, 2009.

The selling security holders may decide to sell all, some, or none of the securities listed below. We cannot provide an estimate of the number of securities that any of the selling security holders will hold in the future. For purposes of this table, beneficial ownership is determined in accordance with the rules of the SEC, and includes voting power and investment power with respect to such securities.

The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below. Except as indicated in the footnotes to the table, no selling security holder has had any material relationship with us or our affiliates during the last three years. Except as indicated below, no selling security holder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. Except as indicated below, no selling security holder is a registered broker-dealer or an affiliate of a broker-dealer.

Selling Security Holder Table

Name (A)	Securities Beneficially Owned Prior to Offering (B)		Securities Being Offered (C)		Securities Beneficially Owned After Offering (D)	% Beneficial Ownership After Offering (E) (4)
Ascendiant Capital Group, LLC (1)	2,500,000	(2)	45,919,530	(3)	0	0%
Ascendiant Equity Partners, LLC (1)	0		0	(3)	0	0%

———————

(1)

The address for this security holder is 18881 Von Karman Avenue, Suite 1600, Irvine, CA 92612. Bradley J. Wilhite and Mark Bergendahl have dispositive and voting power over these securities and may be deemed to be the beneficial owners of these securities. This security holder is deemed an “underwriter” within the meaning of the Securities Act.

(2)

Represents 2,500,000 shares issued to Ascendiant Capital Group, LLC as a commitment fee.

(3)

43,419,530 shares being offered are issuable to Ascendiant Capital Group, LLC or Ascendiant Equity Partners, LLC in the aggregate without duplication. This security holder is deemed an “underwriter” within the meaning of the Securities Act.

(4)

Assumes that all shares of common stock being offered and registered hereunder are sold.

PLAN OF DISTRIBUTION

Each selling security holder named above (each a “Selling Security Holder” and collectively the “Selling Security Holders”) may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Security Holder may use any one or more of the following methods when selling shares:

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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a combination of any such methods of sale; or

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any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Security Holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Security Holders may also loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Security Holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Security Holders are deemed “underwriters” within the meaning of the Securities Act in connection with such sales, and any broker-dealers or agents that are involved in selling the shares may also be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Security Holder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute their shares of common stock. In no event shall any broker-dealer receive fees, commissions, and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Security Holders are deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Security Holders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Security Holders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Security Holders or any other person. We will make copies of this prospectus available to the Selling Security Holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Richardson & Patel LLP has rendered an opinion regarding the legality of the issuance of the shares of common stock being registered in this prospectus. As of August 17, 2009, Richardson & Patel LLP owns 2,937,098 shares of our common stock.

EXPERTS

Our consolidated financial statements as of December 31, 2008 and 2007 and for the years then ended appearing in this prospectus and registration statement have been audited by Kabani & Company, Inc., an independent registered public accounting firm, as set forth in their report appearing herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

BUSINESS

Overview and History

We are a holding company focused on identifying and developing business opportunities at the intersection of media content and technology. In the process, we intend to pursue various media-based technologies, media assets, and strategic partnerships in order to deliver compelling, next-generation commercial and/or consumer solutions. In July 1999, we, along with several other companies with technologies, products, and services focused on digital convergence, all merged with Commercial Labor Management, Inc., a publicly traded company. This entity became our predecessor. Immediately following that transaction, Commercial Labor Management, Inc. changed its name to “Zeros & Ones, Inc.” Under the merger, the entities were combined into one company and were accounted for in a manner similar to a pooling of interests.

In December 2005, Mark Laisure assumed control of the Company after originally joining in May 2003. Mr. Laisure currently holds the title of Chairman of the Board. In November 2006, we added Dana Waldman to our Board of Directors, and in January 2007, we named Mr. Waldman as our CEO. In April 2007, we changed our name to Voyant International Corporation.

Financing

On April 13, 2009, we entered into an equity line of credit agreement with Ascendiant Capital Group, LLC and Ascendiant Equity Partners, LLC (together “Ascendiant”), which was amended on June 15, 2009, in order to establish a possible source of funding for us. The equity line of credit agreement establishes what is sometimes also referred to as an equity drawdown facility pursuant to a Securities Purchase Agreement entered into between the Company and Ascendiant (the “SPA”).

Under the equity line of credit agreement, Ascendiant agreed to provide us with up to $5,000,000 of funding prior to April 12, 2011. During this period, we may request a drawdown under the equity line of credit by selling shares of our common stock to Ascendiant and Ascendiant will be obligated to purchase the shares. We may request a drawdown once every ten trading days, although we are under no obligation to request any drawdowns under the equity line of credit. There must be a minimum of two trading days between each drawdown request. During the ten trading days following a drawdown request, we will calculate the amount of shares we will sell to Ascendiant and the purchase price per share. The purchase price per share of common stock will be based on the daily volume weighted average price of our common stock during each of the ten trading days immediately following the drawdown date, less a discount of 10%. We may request a drawdown by faxing a drawdown notice to Ascendiant, stating the amount of the drawdown and the lowest price, if any, at which we are willing to sell the shares. The trading day after our draw down notice is received by Ascendiant, the ten trading day valuation period begins. The lowest price will be set by our Chief Executive Officer or Chief Financial Officer in their sole and absolute discretion.

There is no minimum amount we can draw down at any one time. The maximum amount we can draw down at any one time is an amount equal to 20% of the total trading volume of our common stock for the ten trading days prior to the date of the drawdown request, multiplied by the weighted average price of our common stock for the same ten trading days. On the day following the delivery of the drawdown notice, a valuation period of ten trading days will start on each of the ten trading days during the valuation period, and the number of shares to be sold to Ascendiant will be determined by dividing 1/10 of the drawdown amount by the purchase price on each trading day. The purchase price will be 90% of the volume weighted average price of our common stock on that day. If the purchase price on any trading day during the ten trading day calculation period is below the minimum price specified by us, then Ascendiant will not purchase any shares on that day, and the drawdown amount will be reduced by 1/10. A separate purchase price is set for each trading day during the ten day valuation period. If we set a minimum price that is too high and our stock price does not consistently meet that level during the ten trading days after its drawdown request, the amount we can draw and the number of shares we will sell to Ascendiant will be reduced. On the other hand, if we set a minimum price that is too low and our stock price falls significantly but stays above the minimum price, we must issue a greater number of shares to Ascendiant based on the reduced market price. The shares purchased on the ten trading days following a drawdown request will be issued and paid for on the 13th trading day following the drawdown request.

From the date of entry into the SPA and prior to the termination of the SPA, Ascendiant has agreed not to execute any short sales of our common stock which shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act. We understand and acknowledge (i) that Ascendiant has not been asked to agree, nor has Ascendiant agreed, to desist from purchasing or selling, long and/or short, our securities, or “derivative” securities based on securities issued by us or to hold the securities for any specified term; (ii) that past or future open market or other transactions by Ascendiant, including short sales, and specifically including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of our publicly-traded securities; and (iii) that Ascendiant shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. We further understand and acknowledge that (a) Ascendiant may engage in hedging activities at various times during the period that the shares on this registration statement are outstanding, including, without limitation, during the periods that the value of the shares deliverable are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in us at and after the time that the hedging activities are being conducted. We acknowledge that such aforementioned hedging activities do not constitute a breach of the SPA.

We may not make a draw down to the extent that such draw down exceeds 4.999% of the then outstanding shares of our common stock, and (ii) at no time will we request a draw down which would result in the issuance of an aggregate number of shares of common stock pursuant to the SPA which exceeds 19.9% of the number of shares of our common stock issued and outstanding on the date hereof without first obtaining stockholder approval of such excess issuance, or such other amount as would require stockholder approval under rules of the our principal trading market or otherwise without first obtaining stockholder approval, if any of such excess issuance. In no event shall the number of shares issuable to Ascendiant cause Ascendiant to own in excess of 9.99% of our then outstanding common stock.

We have agreed to indemnify and hold Ascendiant and its directors, officers, shareholders, members, partners, employees and agents harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that Ascendiant may suffer or incur as a result of or relating to (a) any breach of any of our representations, warranties, covenants or agreements made in the SPA or (b) any action instituted against Ascendiant or its affiliates by any of our stockholders with respect to the equity line of credit (unless such action is based upon a breach of Ascendiant’s representations, warranties or covenants under the SPA or any agreements or understandings Ascendiant may have with any such stockholder or any violations by Ascendiant of state of federal securities laws or any conduct by Ascendiant which constitutes fraud, gross negligence, will misconduct or malfeasance). If any action shall be brought against Ascendiant in respect of which indemnity may be sought pursuant to the SPA, Ascendiant shall promptly notify us in writing, and we shall have the right to assume the defense thereof, but the fees and expenses of such counsel shall be at the expense of Ascendiant except to the extent that (i) the employment of counsel has been specifically authorized by us in writing, (ii) we have failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between our position and the position of Ascendiant, in which case we shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. We will not be liable to Ascendiant under the SPA (i) for any settlement by Ascendiant effected without our prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to Ascendiant’s breach of any of the representations, warranties covenants or agreements made by Ascendiant.

The equity line of credit agreement will be terminated upon any of the following events:

•

our common stock is de-listed from the Over-the-Counter Bulletin Board unless the de-listing is in connection with our subsequent listing of our common stock on the NASDAQ National Market, the NASDAQ SmallCap Market, the New York Stock Exchange, or the American Stock Exchange;

•

we file for protection from our creditors under U.S. federal bankruptcy laws;

•

the shares that are to be sold to Ascendiant are not covered by an effective registration statement;

•

Ascendiant fails to honor a drawdown notice; or

•

the equity line of credit agreement violates any other agreement to which we are a party.

Our right to request a draw down will be suspended under certain circumstances. During such suspension we shall not deliver to Ascendiant any draw down notice. Such circumstances which would cause a suspension are (i) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of this registration statement or the initiation of any proceedings for that purpose, (ii) our receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the securities on this registration statement for sale in any jurisdiction, or the initiation or threatening of any proceeding for that purpose, (iii) the occurrence of any event or passage of time that makes the financial statements included in this registration statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to this registration statement so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary to make the statements herein, in light of the circumstances under which they were made, not misleading and (iv) the occurrence or existence of any pending corporate development with us that we believe may be material and that, in our determination, makes it not in our best interest to allow continued availability of this registration statement and prospectus.

We issued Ascendiant 2,500,000 shares of our restricted common stock in consideration for providing the equity drawdown facility. Additionally, on the trading day immediately prior to the date we send our first drawdown notice to Ascendiant, and in consideration for providing the equity drawdown facility, we will deliver to Ascendiant shares of its common stock equal in number to the amount determined by dividing $250,000 by the greater of the weighted average price of our common stock or the closing bid price of our common stock on the second trading day immediately preceding the drawdown notice.

Pursuant to a Registration Rights Agreement we entered into with Ascendiant in connection with the equity line of credit, we agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) by May 13, 2009 and to have the registration statement declared effective by the SEC by August 11, 2009. The registration statement must cover shares of common stock to be purchased under the equity line of credit and the shares of common stock issued to Ascendiant for their commitment to the equity line of credit. There are no penalties assessed to us in connection with the filing and effectiveness deadlines associated with the registration statement.

Summary of Recent Business Operations Year End December 31, 2008

We continued to refine our business model and activities throughout 2008. We transformed into a holding company specializing in technologies pertaining to the creation, processing, distribution, and experience of digital content. Our distinctive business model now combines elements of a technology incubator, a venture investor, and a set of startup businesses, all the while remaining a publicly traded stock.

During 2008, we concentrated on five major activities, one of which is our new deal flow and the other four of which are our distinct business units. These business units were comprised of (a) our RocketStream Holding Corporation subsidiary (“RocketStream”), (b) our Voyant Aviation Broadband business unit (“VAB”), (c) our next-generation wireless radio business unit (“Voyant Wireless”), and (d) our digital media business unit (“Voyant Productions” or “Voyant Digital Media”).

RocketStream began 2008 with the release of its Macintosh-compatible software, thereby expanding the target market of our RocketStream™ file transfer acceleration software suite from the Windows user community to a larger community that includes both Windows and Macintosh users. We achieved sales of the discrete RocketStream software of $220,287 in 2008, as compared to $26,035 in 2007 (the software was only available for sale in the final three quarters of 2007).

In March of 2009, the company release an updated version (1.5) of RocketStream software, and in May of 2009, the company announced release of a software developer's kit (SDK), enabling outside software developers to embed the RocketStream client directly into their applications.

While we continued to sell the discrete version of RocketStream as a separate product, our primary interest in RocketStream is as a middleware play, whereby we embed the core of the RocketStream technology within third-party software and hardware. We achieve our first sale of such RocketStream middleware when we reached an agreement with Proginet, Inc. (“Proginet”) to embed elements of RocketStream within Proginet’s Cyberfusion™ Managed File Transfer software.

In 2008, we hired software-industry veteran Jay Elliot to become President of RocketStream, as well as our General Manager of Software Products and Services. Mr. Elliot, who previously served as Senior Vice President at Apple, as well as Director at IBM and Intel, took over management of the RocketStream business from Scott Fairbairn, who departed his post as RocketStream’s previous President and our CTO, but remains on our Board of Directors.

In December of 2008, the RocketStream business unit launched a new product, called RocketConnect. Unlike RocketStream, which serves to accelerate data being sent over large distances by businesses, RocketConnect provides acceleration for so-called “last mile” Internet access connections used by consumers. In January of 2009, we announced that RocketConnect would also apply to wireless consumer devices such as smart cellphones and PDAs. We intend to market RocketConnect to telecommunications companies (“telcos”) and Internet Service Providers (ISPs), who will be able to use it to enhance effective Internet speeds to its customers through an inexpensive and easily deployable software solution, thereby enhancing end-user satisfaction and decreasing operating and capital costs.

We also announced our VAB business unit to the airline industry throughout 2008. Following the collapse of the Connexion by Boeing service in 2006, there has been no in-flight Internet access to commercial airplane passengers during flight. In the past year several companies began service trials of Internet service to airplane passengers, but most of these services are geared toward data rates that we believe will not scale adequately with customer demand. In contrast, VAB intends to deliver a true broadband service, with data rates up to an unprecedented 35 Mbps per aircraft. This amounts to at least 10 times more bandwidth at roughly the same price or lower, as compared to satellite or other air-to-ground systems.

To foster the VAB business, we formed a partnership with Harris Corporation. The first aspect of this partnership was a technology agreement that provides Voyant with access to Harris’ software-defined radio (SDR) technology, which is a key element in providing VAB’s high-bandwidth service. Our relationship with Harris continued to deepen throughout the year, including the demonstration of several successful joint technology flight trials held. In addition Voyant and Harris’ technology partnership, the companies continued to pursue further aspects of cooperation, including joint ground-network and service-provider ventures.

VAB concentrated most of its marketing efforts in Europe during 2008. Through a combination of technology, regulatory, and competitive circumstances, the company believes that the best market opportunities currently are in that region, and therefore the Voyant spent considerable time courting European airlines. Simultaneously, the company began dialogues with airlines in the U.S., Asia, the Middle East, and Australia, and these dialogues continue. Many of these airlines have signed non-disclosure agreements with Voyant, which we regard as a sign of significant business interest.

As part of VAB’s recent marketing efforts, the Company attended the Airline Interiors Expo in Hamburg, Germany and exhibited at the World Airline Entertainment Association’s annual trade show in California. Both of these events resulted in excellent customer meetings and contacts.

Voyant Wireless was formed in 2008 to exploit the Company’s significant technological expertise pertaining to advanced wireless radio technology. In particular, Voyant Wireless seeks to take advantage of the upcoming availability of the so-called “white spaces” between populated television channels once the FCC-mandated switch from analog to digital broadcast television has occurred. The company believes that it is very well positioned to be an early leader in white space radio (WSR), which is anticipated to foster a new generation of wireless applications, ranging from rural and alternative Internet access (sometimes called “Wi-Fi on steroids” in the media) to industrial and utility supervisory control and data acquisition (SCADA) networks.

Voyant Wireless won a $2 million contract in May of 2008 to develop and produce a WSR for a water-utility-based SCADA application. This contract subsidized much of the company’s WSR development in 2008 and will also include an initial 3000 WSR units over several years.

We believe that our WSR business is extremely well-timed and well-positioned in the marketplace. Our core technological skill sets are well-suited to the design and production of these radios, and we believe that these skills, while enabling our business, may constitute a formidable barrier to entry for our competitors.

Our fourth business unit, Voyant Productions (sometimes also referred to as “Voyant Digital Media”), was occupied during 2008 with the task of generating a complete and thorough business plan, while simultaneously cultivating the entertainment-industry contacts necessary to execute such a plan. This business unit was charged with leading our content creation and aggregation activities. Subsequent to 2008 in February of 2009, the Company’s financing constraints and our resulting focus on nearer-term returns have caused us to suspend our activities in Voyant Productions for the time being.

In addition to the day-to-day activities of our subsidiaries and business units, we spend a significant portion of our time and resources seeking new opportunities at the intersection of digital content and technology. We examine several of these opportunities in detail each year, and we consider the evaluation of such deals to be a core competency of the Voyant management team. We have recently considered deals that combined our technology with that of other companies in order to address such diverse markets as digital medicine, mobile social networking, film promotion and advertising, independent film and television content production, Internet Protocol switching and compression, high-end home theatre technology, digital video signal processing, and many others.

As a rule, we are extremely selective in choosing which deals to consummate.

We have entered into several phases of a relationship with Swiss company Sunbay AG that helped us to address the telco market, not just from a technology perspective, but also from a sales perspective.

We currently have ended 2008 with a healthy pipeline of deal flow. This pipeline is aided in part by the global economic credit crunch, which has caused several companies to seek tie-ups with partners such as Voyant. Particularly in the later parts of last half year, we have found that our position as a visionary innovator of technology applying to digital media resonates well with potential partners, joint ventures, or acquisition targets.

We managed to progress in all of our businesses and deal evaluations despite constraints on our financial resources. We have kept our cash burn to extremely low levels, in part through a agreements with our management team to take equity in lieu of salary or bonuses. We enhanced this management team throughout the year, and we have been successful in continuing to fund our necessary operations. To be sure, our progress would have been accelerated through higher levels of spending, yet we felt that the restrained spending approach we took throughout in the past year was the most prudent course of action.

We entered 2009 with new software products for RocketStream, strong airline and partner relationships for VAB, and good progress in executing on our WSR contract. We believe that this positions our business units well as we go forward.

Competition

Competition within the technology and data transmission industry is highly competitive and we expect this competition to intensify in the future. The industry is characterized by rapidly changing technologies and customers demand newer and better products. Our competitors could develop products and technologies that could render our products and technologies obsolete. Many of our competitors have greater resources, including financial and scientific personnel, marketing and sales capacity, established distribution networks, significant goodwill and greater brand name recognition. As a result, these competitors may be in a better position than us to respond quickly to, or significantly influence, rapid technological change and consumer demand.

Competition within the technology and data transmission industry is characterized by several key factors, including, but not limited to, the following:

1.

Rapid changes in technology and customer requirements. New opportunities for existing and new competitors can quickly render existing technologies less valuable.

2.

Relatively low barriers to entry. Startup capital requirements for technology companies can be very small, and software distribution over the Internet is inexpensive and easily outsourced.

3.

Requirements for substantial marketing investment. While startup capital requirements for technology companies can be small, companies with easy access to large amounts of capital or with established brands may find it easier to exploit markets than other entrants.

4.

Significant price competition. Direct distribution of competing products, particularly over the Internet, may cause prices and margins to decrease in traditional sales channels.

5.

Consolidations and mergers. Technology companies and their individual products have a high rate of mergers, product line sales, and other transfers and consolidations; consequently, there is a tendency to have a higher concentration of able competitors within the industry.

In addition to the foregoing, a slowdown affecting the general growth in demand for data transmission and related products and services could harm our plan of operations and prospects for achieving profitability. The markets for our potential products and services depend upon economic conditions that affect the broader computer technology and related markets. Downturns in any of these markets may cause end-users to delay or cancel orders for such products and services.

Intellectual Rights

As we develop or acquire new assets that could have commercial value and would be protected under current or future patent laws, we will then rely on a combination of copyright, trademark and patent laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary technology. For example, we seek to avoid disclosure of any trade secrets by requiring those persons with access to our proprietary information to execute confidentiality agreements with us. We also rely on unpatented proprietary know-how in developing our products and services, and employ various methods, including confidentiality agreements with our employees, consultants and others, to protect our trade secrets and know-how.

Irrespective of the foregoing, we cannot be sure that these methods of protecting our proprietary technology, information and know-how will afford complete protection. Patents may not be enforceable or provide us with meaningful protection from our competitors. If a competitor were to infringe on our patents, the costs of enforcing our patent rights might be substantial or even prohibitive. Likewise, we cannot be sure that others will not independently develop any trade secrets and know-how or obtain access to them.

Research and Development

Our research and development expenses totaled $2,438,368 in 2008, compared to $1,987,333 in 2007. Due to significant non-cash charges the actual cash spending was $1,096,298. See Item 6, Management’s Discussion and Analysis, Results of Operations, for further details. The majority of our development costs were focused on meeting our technical plan, which calls for further development and enhancements of our RocketStream software to enable us to cater to a wider audience of users and thereby remain competitive, as well as further development of our White Space Radio assets.

Government Approval and Regulation

We currently believe that any acquired assets in the intended entertainment or technology fields will not be subject to approval from the United States government, with the exception of export restrictions to certain countries. Any acquired business operations in such industries will likely not fall under federal, state, or local environmental regulations.

Sales and Marketing

Our sales and marketing expenses totaled $1,295,321 in 2008, compared to $1,492,684 in 2007. Due to significant non-cash charges the actual cash spending was $447,329. See Item 6, Management’s Discussion and Analysis, Results of Operations, for further details. The majority of our sales and marketing costs were focused on personnel expenses directly related to our sales efforts and the marketing of our brands.

Employees

As of August 11, 2009, we had seven full-time employees.

Corporate Information

Our corporate executive offices are located at 444 Castro Street, Suite 318, Mountain View, CA 94041. Our main telephone number is (800) 710-6637.

DESCRIPTION OF PROPERTY

Our executive offices are located at 444 Castro Street, Suite 318, Mountain View, California. We leased this facility beginning in February 2008 and our lease expires in July 2010.

SUMMARY FINANCIAL DATA

The summary financial data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus. We derived the financial data as of June 30, 2009 and December 31, 2008, and for the six months ended June 30, 2009 and 2008 and the years ended December 31, 2008 and 2007 from our financial statements included in this prospectus. The historical results are not necessarily indicative of the results to be expected for any future period. All monetary amounts are expressed in U.S. dollars.

	Six Months Ended June 30,		Year Ended December 31,
	2009	2008	2008	2007
Income Statement Data:
Revenues	$216,422	$148,166	$478,528	$26,035
Cost of Revenue	40,359	30,000	140,154	―
Gross Profit	176,063	118,166	338,374	26,035
Total Operating Expenses	2,900,950	4,069,719	9,070,203	11,134,436
Operating Loss	(2,724,887)	(3,951,553)	(8,731,829)	(11,108,401)
Total Non-Operating Expense	2,072,959	1,824,400	4,994,648	1,373,978
Loss Before Income Taxes	(4,797,846)	(5,775,953)	(13,726,477)	(12,482,379)
Income Tax Provision	(2,400)	(800)	(1,600)	(1,600)
Net Loss	$(4,800,246)	$(5,776,753)	$(13,728,077)	$(12,483,979)

Earnings per share:
Basic	$(0.03)	$(0.04)	$(0.10)	$(0.10)
Diluted	$(0.03)	$(0.04)	$(0.10)	$(0.10)

Weighted average shares outstanding:
Basic	188,762,897	134,218,130	143,719,961	119,658,684
Diluted	188,762,897	134,218,130	143,719,961	119,658,684

	As of June 30,	As of December 31,
	2009	2008	2007
Balance Sheet Data:
Cash and Cash Equivalents	$14,226	$127,660	$73,556
Working Capital	$(7,185,803)	$(4,380,159)	$(1,655,313)
Total Assets	$1,231,639	$1,982,294	$1,042,763
Total Liabilities	$7,659,780	$5,579,155	$2,115,840
Total Shareholders’ Equity	$(6,428,141)	$(3,596,861)	$(1,073,077)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Voyant International Corporation for the six months ended June 30, 2009 and 2008 and the fiscal years ended December 31, 2008 and 2007 should be read in conjunction with the Consolidated Financial Statements, and the notes to those financial statements that are included elsewhere in this prospectus. References to “we,” “our,” or “us” in this section refers to the Company and its subsidiaries. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Forward-Looking Statements, and Business sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Plan of Operations

We are a holding company focused on identifying and developing different media-based technologies, media assets, and strategic partnerships, and bringing those together to deliver next-generation commercial and consumer solutions. The technology and entertainment industries are two of the wealthiest and most dynamic industries in the world, yet they employ very different approaches to business. Due to our expertise in both of these areas, we believe that there are significant business opportunities for us at the intersection of these two ecosystems and that we are well positioned to exploit these opportunities.

Our business model as a holding company combines aspects of a venture capital firm, a hedge fund, and an operating company, all in the unique context of a publicly traded vehicle. We intend to pursue several business lines in our chosen field at the intersection of media and technology by acquiring intellectual property, developing strategic partnerships, and leveraging industry relationships to streamline and enhance the business models surrounding (a) content creation and aggregation, (b) content distribution, (c) content processing, and/or (d) content visualization and experience. We intend to employ a mix of business models for these business lines, including, but not limited to, acquisitions, joint ventures, investments, partnerships, and organic development.

Going Concern

We are subject to the risks and uncertainties associated with a new business, have no established source of significant revenue, and have incurred significant losses from operations. These matters raise substantial doubt about our ability to continue as a going concern. Since inception we have not been profitable and have sustained substantial net losses from operations. There can be no assurance that we will generate positive operating income from our operating activities, or that we will achieve and sustain a profit during any future period, particularly if operations remain at current levels. Failure to achieve significant revenues or profitability would materially and adversely affect our business, financial condition, and results of operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Our management estimates that the current funds available and on hand will not be adequate to fund operations throughout fiscal 2009. Subsequent to December 31, 2008, we completed the sale of $100,000 of common stock (see Note 13, Subsequent Events, Equity Sale). We anticipate that additional revenue from normal operations will occur in 2009, and those revenues could have a material impact offsetting operating expenses during the year. However, we are not certain that we will achieve profit from normal operations in 2009, and we expect that additional capital will be required to support both on-going losses and the capital expenditures necessary to support anticipated revenue growth. Currently, we have not arranged sources for, nor do we have commitments for, adequate outside investment, either in the form of debt or equity, for the funds required to continue normal operations during 2009. Even if we obtain the capital desired, there can be no assurance that our operations will be profitable in the future, that our product development and marketing efforts will be successful, or that the additional capital will be available on terms acceptable to us, if at all.

Results of Operations – Six months ended June 30, 2009 and 2008

We had $216,422 in revenue for the six months ended June 30, 2009 compared with $148,166 for the corresponding period ended June 30, 2008. The decline is due to the general economic conditions, and our lack of spending for marketing and sales efforts. Our revenue was derived from the sale of our RocketStream products and services ($204,422), and services in the Wireless segment ($12,000). Our net loss decreased for the period from 2008 primarily due to decreased spending overall due to the lack of available cash, as well as reduced non-cash charges for interest and the issuance of stock options. For the six months ended June 30, 2009 our net loss was $4,800,246 as compared to $5,776,753 for the same period in 2008. Our non-cash charges for the six months ending June 30, 2009 included $704,103 related to the amortization of debt discount and $826,613 related to the amortization of debt issue costs. It also includes the use of stock and warrants for services of $337,362, and share based compensation of 384,016.

The detail of our spending is as follows:

•

Research and development spending decreased to $816,375 in 2009 from $1,088,279 in 2008 due to limited capital resources. We incurred non-cash charges associated with the issuance of stock options in the amount of $173,794 and accrued wages of $172,332. Costs associated with outside professional services totaled $241,310 and developer services of $87,876, some of which were paid through the issuance of shares of common stock.

•

Sales and marketing spending decreased to $294,676 in 2009 from $644,441 in 2008 due to limited capital resources. We incurred non-cash charges associated with the issuance of stock options in the amount of $79,345 and accrued wages of $100,041. We incurred advertising costs of $33,210 related to on-line advertising for our RocketStream products and marketing costs of $28,200.

•

General and administrative expenses were $1,789,899 and $2,336,999 for the periods ending June 30, 2009 and 2008, respectively. Expenses for 2009 were comprised of wages of $438,522 ($311,012 of which were accrued), non-cash costs associated with the issuance of stock options of $214,219, and legal fees of $330,237, all of which were paid in common stock. We incurred costs associated with fund raising of $191,995, which was paid in shares of common stock, and costs associated with investor relations totaled $93,618.

•

Total interest expense for the six months ended June 30, 2009 of $2,062,759 related primarily to non-cash charges for amortization of debt discount ($704,103), debt issue costs ($826,613) and costs associated with the registration rights penalty of $206,611. For the six months ended June 30, 2009, the cash interest expense amounted to $5,336.

Results of Operations – Twelve months ended December 31, 2008 and 2007

We generated $478,528 in revenue for the twelve months ended December 31, 2008, compared with $26,035 for the corresponding period ended December 31, 2007. Our revenue was derived from two of our three business lines. Sales of our RocketStream products, including amounts generated from the development of our products with Proginet, is responsible for $370,528. The remaining $108,000 is related to our contract in the White Space Radio business line. Costs associated with this revenue total $140,154.

Our spending for the twelve months ended December 31, 2008 decreased from the same period in 2007 due mainly to reduced non-cash charges associated with the expensing of employee stock options. Our total net loss was $13,728,077, however management estimates that approximately $3.5 million was spent in cash on the operating business during 2008. The loss was due in part to large, non-cash charge of $2,986,401 related to issuing stock options to our officers and employees. These costs were calculated using the Black Scholes method to value stock options issued to employees. In addition, we increased our accrued wages for our officers and employees by $255,270 before factoring in the conversion of $473,308 in amounts due that were converted to Series B Convertible Preferred Stock. Also we accrued a guaranteed bonus of $250,000 to our CEO. We also issued shares and options to others in return for services, which totaled $1,336,853 during the year ended December 31, 2008. We also incurred a non-cash loss of $3,228,733 on the amortization of debt discount and issue costs related to the issuance of debt instruments. We also incurred a non-cash charge of $469,607 on the settlement of certain debts with common stock. Last, we had depreciation and amortization expense of $76,805. The total non-cash charges were $8,950,099, or 65% of our net loss.

The detail of our spending is as follows:

•

Research and development spending increased to $2,438,368 in 2008 from $1,987,333 in 2007, actual cash spending was $1,096,298. The difference in reported and actual spending is due mainly to non-cash charges associated with the issuance of stock options, which totaled $1,220,614, or 50% of the total reported expense. Spending for consultants increased as we further our development of certain RocketStream products, and developed our White Space Radio product in anticipation of shipping product under our contract during 2009.

•

Our sales and marketing expenses decreased to $1,295,320 in 2008 from $1,492,684 in 2007, the actual cash spending was $447,329. The difference from reported and actual cash spending is due mainly to non-cash charges associated with the issuance of stock options, which totaled $770,386 or 59% of the total expense. During the year we decreased wages and fees paid to consultants due to limited cash resources available. Last, we incurred advertising costs of $73,211 related to on-line advertising for our RocketStream products; this increased over 2007 when we spent $56,684 on advertising.

•

In 2008 our total general and administrative expenses was $4,769,848, this was reduced from 2007 when we reported expenses of 7,654,419. The reduction of $2,884,571 was due a decrease in the expenses related to the issuance of stock options of $3,197,161, and was offset by a charge of $160,585 related to a proposed acquisition and an increase in management wages of $147,649. Actual cash spending was $1,948,150. Expenses were comprised of costs associated with the issuance of stock options of $995,401, accrued executive bonuses of $250,000, and wages of $918,597. In addition, we incurred investor relations costs of $382,696 and legal and patent services of $450,536. During the year ended December 31, 2008, we issued 4,250,000 shares of common stock issued as a deposit for an asset acquisition that was ultimately abandoned. These shares were not refundable and the entire amount of $566,667 was impaired during the year ended December 31, 2008.

•

Total interest expense of $4,104,553 which increased from 2007 by $3,613,910 included $1,745,241 in non-cash interest costs associated with the issuance of the Brown Notes, amortization of $1,599,794 related to the Warrants issued in conjunction with the issuance of notes, $274,603 related to interest on our various notes, $63,380 of beneficial conversion expense related to the issuance of convertible notes and $431,212 of registration rights accrued expenses. Other expense of $890,095 was for the recognition of a gain or loss on the settlement of debt using equity instruments, which is based on the market value of the shares on the day issued, versus the negotiated amount for the services rendered.

Liquidity and Capital Resources

Six Months Ended June 30, 2009

At June 30, 2009, we had working capital of ($7,185,803) as compared to working capital of ($4,380,159) at December 31, 2008. During the six months ended June 30, 2009, net cash used in operations was $520,564 and consisted principally of a net loss of $4,800,246 and was offset by stock based compensation of $384,016, stock based services of $337,362, depreciation and amortization of intangibles of $33,121, amortization of debt issue costs of $826,613, amortization of debt discount of $704,103 and a loss on settlement of debt of $10,229. For the same period in 2008 we used $1,531,042 in cash in operations, the decrease in 2009 is due mainly to available cash. The balance sheet accounts provided $1,979,391 in working capital through normal operations, including increases in accounts payable of $921,385 and accrued liabilities of $745,189.

Our current cash on hand at June 30, 2009 would not be adequate to fund our operations for more than a short period if we were to continue to use cash in operating activities at the same rate as in prior months. We will need to rely upon continued borrowing and/or sales of additional equity instruments to support our continued growth. Our management is uncertain that we will be able to obtain sufficient cash resources and working capital to meet our present cash requirements through debt and/or equity based fund raising. We contemplate additional sales of debt instruments during the current year, although whether we will be successful in doing so, and the additional amounts we will receive as a result, cannot be assumed or predicted. We cannot provide any assurance that additional financing will be available on acceptable terms, or at all. If adequate funds are not available or not available on acceptable terms, our business and results of operations may suffer. We cannot provide any assurance that we can continue as a going concern unless we raise such additional financing.

Fiscal Year Ended December 31, 2008

Following the fiscal year ended December 31, 2008, we were successful in closing additional funds as described under the Equity Sale (see “Item 7, Management's Discussion and Analysis or Plan of Operation, under the caption “Events Subsequent to Fiscal Year Ended December 31, 2008” below). We are considering additional sales of debt instruments and registered and unregistered common stock during the current year, although whether we will be successful in doing so, and the additional amounts we will receive as a result, cannot be assumed or predicted.

At December 31, 2008, we had working capital of ($4,380,159) as compared to working capital of ($1,655,313) at December 31, 2007. The decrease was due to increased Notes payable of $3,003,868 and deferred income of $242,000. During the twelve months ended December 31, 2008, our net cash used in operations was $3,295,879 and consisted principally of a net loss of $13,728,077 which was offset by stock-based compensation and services of $2,986,401, shares and options issued for services of $770,186, impairment of deposit of $566,667, registration right expense of $431,212, and amortization of debt discount and issue costs of $3,228,733. Cash flows were also affected by the sale of notes and convertible debt for $4,174,873.

Recent and Expected Losses

There can be no assurance that we will generate positive revenues from our operating activities, or that we will achieve and sustain a profit during any future period, particularly if operations remain at current levels. Failure to achieve significant revenues or profitability would materially and adversely affect our business, financial condition, and results of operations. For the six months ended June 30, 2009 and 2008, we incurred a net pre tax loss of $4,797,846 and $5,775,953, respectively. For the three months ended  June 30, 2009 and 2008, we incurred a net pre tax loss of $1,933,868 and $3,336,794, respectively. For the fiscal year ended December 31, 2008, we incurred a net pre tax loss of $13,726,477 and, for the fiscal year ended December 31, 2007, we incurred a net pre tax loss of $12,482,379. Our auditors, Kabani & Company, Inc., Certified Public Accountants, issued an opinion in connection with our financial statements for the fiscal year ended December 31, 2008 noting that while we have recently obtained additional financing, the sustained recurring losses raise substantial doubt about our ability to continue as a going concern.

LEGAL PROCEEDINGS

On February 12, 2008, a former note holder, Joseph Montesi, filed a Complaint against Voyant International Corporation in the United States District Court for the Western District of Tennessee, Western Division (assigned Case No. 2:08-cv-02089-DKV). Mr. Montesi alleged claims for breach of contract and misrepresentation and sought money damages. Mr. Montesi's Complaint focused upon certain Loan and Warrant Agreements which were allegedly entered into in 2001 and 2002. During the period ended December 31, 2008, we resolved this dispute with Montesi. In return for a full release of all claims and liabilities, we paid Mr. Montesi $70,000 in cash, and agreed to provide him common stock with a market value of $170,000 based on the current market price, at the date of our choosing, between the settlement date and December 15, 2008. Voyant also gave him 250,000 shares of common stock, a warrant to purchase 500,000 shares of common stock at $0.15, and a warrant to purchase 250,000 shares of common stock at $0.25. Subsequent to 2008, Voyant issued a total of 1,889,000 shares of restricted common stock in full satisfaction of the $170,000 obligation.

On June 30, 2008, ADAPT4, LLC, a Florida limited liability company and Investors Life Insurance Corporation, a Turks and Caicos corporation, filed suit in the Circuit Court of the Eighteenth Judicial Circuit, in and for Brevard County, Florida against Edward C. Gerhardt, individually, and Voyant International Corporation, a Nevada corporation, alleging violation of the Florida Uniform Trade Secrets Act, §688.01, et seq., Florida Statutes, for misappropriation of trade secrets, which suit seeks permanent injunctive relief and damages against Voyant International Corporation, a Nevada corporation. We deny any liability and intend to defend the Company against this lawsuit.

We are not currently involved in any other material legal proceedings, and we are not aware of any other material legal proceedings pending or threatened against us. We are also not aware of any material legal proceedings involving any of our directors, officers, or affiliates or any owner of record or beneficially of more than 5% of any class of our voting securities.

MANAGEMENT

Our directors and executive officers, their ages, their respective offices and positions, and their respective dates of election or appointment are as follows:

Name	Age	Positions and Offices Held	Since
Dana R. Waldman	44	Chief Executive Officer and Director	January 1, 2007 (officer) November 1, 2006 (director)
Mark M Laisure	38	Chairman of the Board, Chief Financial Officer, and Secretary	May 16, 2003
David R. Wells	47	Chief Financial Officer and Assistant Secretary	May 24, 2007
Volker Anhaeusser	53	Director	May 16, 2003

Business Experience Descriptions

Dana R. Waldman

Dana R. Waldman was appointed our Chief Executive Officer by written resolution of the Board of Directors dated as of February 15, 2007. Mr. Waldman, 42, has been employed by Waldman and Associates for the 5 years prior to his appointment as our CEO. He has over 20 years’ experience building and leading businesses in the multi-media, communications, signal processing, software and other technology areas. He has created and led businesses focused on vertical markets including media and entertainment, telecommunications, enterprise markets and the government sector in both start-up and Fortune 500 environments. After 13 years in executive management positions at Ford Aerospace, Loral, and Lockheed Martin, he founded and became CEO of Centerpoint Broadband Technologies, which raised over $200M and achieved a company valuation of over $1B. Mr. Waldman has served as CEO of several start-up companies and as well as a venture capitalist and M&A specialist. Since January, 2002, Mr. Waldman has been self employed as a business consultant. Mr. Waldman has been serving as a Director of the Company since November 2006.

Mark M. Laisure

Mark Laisure, our Chairman of the Board, joined the Company in 2003 as its President. Mark's career started in securities brokerage and investment banking, serving as a principal for both UBS PaineWebber and Shields & Company. He was a member of the founding team of Inktomi Corporation, a leading provider of OEM Web search and paid inclusion services. Inktomi, which was acquired by Yahoo!, brought Amazon.com, eBay, HotBot, MSN, and WalMart.com as partners and customers.

In 1999, Mr. Laisure joined Military Commercial Technologies, Inc. (MILCOM), a venture-backed company that conceives, creates and launches technology companies in partnership with defense contractors, commercial companies, federal laboratories and other leading-edge research and development sources. At MILCOM, Mr. Laisure participated in the launch and growth of several affiliate companies, including Mesh Networks.

Mr. Laisure co-founded iNetNow, Inc. which pioneered the enhanced information delivery space and established alliances with Lycos, Telefonica and i3Mobile.

David R. Wells

David R. Wells is our Chief Financial Officer. Prior to joining Voyant he served as VP Finance for PowerHouse Technologies Group, Inc., and prior to that was the Acting CFO of Insurance Services of America. Prior to that he was the VP, Finance and Administration for Broadstream, Inc. Mr. Wells was also the VP, Finance and Administration for the Hollywood Stock Exchange (HSX.com) where he was responsible for performing internal audits, establishing appropriate financial reporting, and extending corporate governance procedures. He has experience working with auditors and regulatory agencies to rapidly address non-conforming situations and assisting companies who desire to increase their internal controls.

Mr. Wells possesses over 20 years experience in finance, operations and administrative positions. While mainly focused on technology companies, he has also worked in supply chain management, manufacturing and the professional services industry. He earned a BA in Finance and Entrepreneurship from the Seattle Pacific University, and holds an MBA from Pepperdine University.

Volker Anhaeusser

Volker Anhaeusser has been a member of our Board of Directors since April 2006. Mr. Anhaeusser serves as a principal member and shareholder of the German law firm of Anhaeusser, Unger, & Bergien, whose specialty is corporate and business law. Dr. Anhaeusser serves on the Board of Directors of several German and U.S.-based corporations with operations in software technology, Internet communications, medical devices, and corporate finance, including GROUP Technologies AG (until May 2007), AGIVERA AG, STAAR Surgical (USA) (until April 2007), and Canon−STAAR (Tokyo, Japan) (until April 2007), W2O Medizintechnik AG.

Family Relationships

There are no family relationships among our directors and executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past five years:

•

Had any petition under the federal bankruptcy laws or any state insolvency law filed by or against, or had a receiver, fiscal agent, or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•

Been convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)

Engaging in any type of business practice; or

(iii)

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

•

Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in (i) above, or to be associated with persons engaged in any such activity;

•

Been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated; or

•

Been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated.

Board of Directors

Our board of directors is currently composed of three members. All members of our board of directors serve in this capacity until their terms expire or until their successors are duly elected and qualified. Our bylaws provide that the authorized number of directors will be not less than one.

Board Committees; Director Independence

Our Board of Directors does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by its Board of Directors as a whole. We are not required to maintain such committees under the applicable rules of the Over-the-Counter Bulletin Board. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place. We intend to create board committees, including an independent audit committee, in the near future.

Our common stock is quoted on the Over-the-Counter Bulletin Board and, therefore, we are not required to maintain a board consisting of majority independent directors and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors. Our board of directors reviewed the independence of the directors using the criteria established by the American Stock Exchange. Our board of directors has determined that only one of the directors – Volker Anhaeusser – is independent based on such criteria.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors and certain of our officers, as well as persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”), to file reports with the SEC. During the fiscal year ended December 31, 2008, based solely on a review of such materials as are required by the SEC, no Reporting Persons failed to timely file with the SEC any form or report required to be so filed pursuant to Section 16(a) of the Exchange Act.

Code of Business Conduct and Ethics

We have not adopted a formal code of ethics. We do, however, intend to develop a formal code of ethics that will apply to all of our employees (including executive officers). Upon completion, we will provide to any person, without charge and upon request, a copy of the code of ethics.

EXECUTIVE COMPENSATION

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal years ended December 31, 2008, 2007, and 2006 by (i) our Chief Executive Officer (principal executive officer), (ii) our Chief Financial Officer (principal financial officer), (iii) the three most highly compensated executive officers other than our CEO and CFO who were serving as executive officers at the end of our last completed fiscal year, whose total compensation exceeded $100,000 during such fiscal year ends, and (iv) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of our last completed fiscal year, whose total compensation exceeded $100,000 during such fiscal year ends.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Dana Waldman	2008 2007	231,926 162,875	–– ––	–– ––	–– 2,705,089	–– ––	287,500 577,937	108,511 59,188	627,937 3,505,089
Mark Laisure	2008 2007	220,406 216,855	––	––	–– 349,044	–– ––	10,948 4,500	62,917 28,645	294,271 594,544
David Wells	2008 2007	169,999 115,169	––	––	–– 1,109,259	–– ––	–– 12,524	–– ––	169,999 1,237,222

Amounts presented in Column C represent cash paid for the referenced year. Amounts presented in Column F represent the calculated value of options awarded in the referenced year. Amounts presented in Column H represent cash compensation for the referenced year accrued but not yet paid. Amounts presented in Column I represent accrued wages subsequently converted to Series B Convertible Preferred Stock.

Outstanding Equity Awards

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Dana Waldman	9,500,000	––	None	$0.09	31-Dec-17	N/A	N/A	N/A	N/A
Mark Laisure	2,000,000	––	None	$0.09	31-Dec-17	N/A	N/A	N/A	N/A
David Wells	2,400,000	––	None	$0.09	31-Dec-17	N/A	N/A	N/A	N/A

Option/SAR Grants in Fiscal Year 2008

We granted 4,870,000 stock options during the fiscal year ended December 31, 2008. We did not grant any stock appreciation rights (“SARs”) during the fiscal year ended December 31, 2008.

There were no exercises of options for the fiscal year ended December 31, 2008, and we did not adjust or amend the exercise price of stock options or SARs previously awarded to any executive officer.

Employment Agreements

The following are summaries of our employment agreements with our executive officers.

Dana R. Waldman

Dana R. Waldman agreed to serve as our Chief Executive Officer pursuant to an employment agreement defining the terms and conditions of his employment entered and executed February 15, 2007 with a retroactive effective date of January 1, 2007. The agreement was originally effective for an initial period of two years and is now extended for successive monthly periods until a longer term revision is completed. The contract provides for a base annual salary of $300,000. Mr. Waldman is also eligible to participate in our executive bonus plan for a target bonus of 50% - 75% of his base salary that will be based upon certain performance milestones as established by the Compensation Committee or the Board of Directors. Mr. Waldman was also granted an additional bonus, the vesting and payment of which is subject to certain operating and financial milestones and events. Mr. Waldman remains a member of our Board of Directors.

The agreement grants Mr. Waldman options to purchase 9,500,000 shares of our common stock. The exercise price of the options is $0.37, which was the closing price of our common stock on the date preceding the February 15, 2007 resolution of the Board of Directors approving the option grant. The options will immediately vest for 6,000,000 shares, and the remaining 3,500,000 shares will vest ratably in 24 monthly installments. Vesting will accelerate upon certain change of control events and if an event constituting “good reason” occurs (whether or not Mr. Waldman chooses to leave us).

In addition, the agreement provides for the grant to Mr. Waldman of 1,000 shares of Series A Preferred Stock. Pursuant to the terms set forth in our Certificate of Designation, the Series A Preferred Stock is convertible into common stock on a 1 for 1 basis. However, the Series A Preferred Stock votes on an as converted basis equal to 1 for 100,000. Accordingly, the issuance to Mr. Waldman of 1,000 shares of Series A Preferred Stock will provide Mr. Waldman with the right to vote 100,000,000 shares of common stock for or against shareholder actions (in addition to the shares of common stock he beneficially owns). Mr. Laisure and Mr. Fairbairn also hold 1,000 shares of Series A Preferred Stock.

We have the right to terminate Mr. Waldman’s employment at any time. If such termination (including constructive termination) is without cause, we are required pay severance equal to 12 months of his base salary and the continuation of certain benefits for a 12 month period.

Mark M. Laisure

Mark M. Laisure, our Executive Chairman of the Board, entered into an employment agreement with Voyant defining the terms and conditions of his employment entered into on February 15, 2007 with a retroactive effective date of January 1, 2007. The agreement was originally effective for an initial period of two years and is now extended for successive monthly periods until a longer term revision is completed. The contract provides for a base annual salary of $250,000. Mr. Laisure is also eligible to participate in our executive bonus plan for a target bonus of 50% - 75% of his base salary that will be based upon certain performance milestones as established by the Board of Directors or the Compensation Committee of Voyant.

The agreement grants Mr. Laisure options to purchase 2,000,000 shares of our common stock. The exercise price of the options is $0.37, which was the closing price of our common stock on the date preceding the February 15, 2007 resolution of the Board of Directors approving the option grant. The options will vest over a 2-year term vesting monthly, and expire after 10 years. Vesting will accelerate upon certain change of control events and if an event constituting “good reason” occurs (whether or not Mr. Laisure chooses to leave Voyant).

We have the right to terminate Mr. Laisure’s employment at any time. If such termination (including constructive termination) is without cause, we are required to pay severance equal to 12 months of his base salary and the continuation of certain benefits for a 12 month period.

David Wells

David R. Wells, our Chief Financial Officer, has entered into an employment agreement with us on February 15, 2007 with a retroactive effective date of January 1, 2007. The employment agreement is effective for an initial period of two years, and provides for a base annual salary of $170,000. (On October 1, 2008 Mr. Wells’ annual base compensation was raised to $200,000). Mr. Wells is also eligible to participate in our executive bonus plan for a target bonus of 50% of his base salary that will be based upon certain performance milestones as established by the Board of Directors or the Compensation Committee of Voyant. At the time Mr. Wells entered this agreement his title was Vice President, Finance. In May 2007 the Board of Directors agreed with management to promote him to Chief Financial Officer.

The agreement grants Mr. Wells options to purchase 2,400,000 shares of our common stock. The exercise price of the options is $0.49, which was the closing price of our common stock on the date preceding the February 26, 2007 resolution of the Board of Directors approving the option grant. The options will vest over a 2-year term vesting monthly, the vesting will begin retroactive to January 1, 2006, and expire after 10 years. Vesting will accelerate upon certain change of control events and if an event constituting “good reason” occurs (whether or not Mr. Wells chooses to leave the Company).

We have the right to terminate Mr. Wells’ employment at any time. If such termination (including constructive termination) is without cause, we are required to pay severance equal to 6 months of his base salary and the continuation of certain benefits for a 6 month period.

Director Compensation

The following table provides compensation information for our directors during the fiscal year ended December 31, 2008:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		Non-Qualified Deferred Compensation Earnings ($)		All Other Comp-ensation ($)		Total ($)

Dana Waldman (1)	$	―	$	―	$	―	$	―	$	―	$	―	$	―

Mark M. Laisure (1)	$	―	$	―	$	―	$	―	$	―	$	―	$	―

Scott Fairbairn (1)	$	―	$	―	$	―	$	―	$	―	$	―	$	―

Volker Anhaeusser		$40,000	$	―	$	―	$	―	$	―	$	―		$40,000

———————

(1)

This individual’s compensation as a director is reflected in the table above titled “Summary Compensation Table.”

On April 5, 2006, our Board of Directors approved and ratified the letter agreement between Volker Anhaeusser and us regarding his position as our director, dated April 4, 2006. Pursuant to the terms of this agreement, Dr. Anhaeusser will be paid a directors fee of $10,000 in our equity for each quarter of service. Each quarter, Dr. Anhaeusser may choose whether he will be paid in shares of our common stock or in options for the purchase of shares of our common stock. If Dr. Anhaeusser chooses the options, the option price will be determined by the closing market price on the last day of each quarter of service. If Dr. Anhaeusser chooses common stock, the amount of shares to be paid to Dr. Anhaeusser will be calculated based on dividing the weighted average closing stock price in the amount due to Dr. Anhaeusser for each quarter of service. The initial term of Dr. Anhaeusser's appointment is one year. Since 2006, the appointment has been extended for two successive one year terms.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of  August 11, 2009 by (i) all persons who are beneficial owners of five percent (5%) or more of the our common stock, (ii) each current director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation section of prospectus and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

Title of Class	Beneficial Owner	Shares Beneficially Owned		Percentage of Shares Beneficially Owned (1)
	Executive Officers and Directors:
Common Stock	Mark Laisure	3,800,000	(2)	1.8%
Common Stock	Dana Waldman	15,600,000	(3)	7.2%
Common Stock	Volker Anhaeusser	276,282		*
Common Stock	David R. Wells	2,800,000		1.3%
Series A Convertible Preferred Stock	Mark Laisure	1,000		33.3%
Series A Convertible Preferred Stock	Dana Waldman	1,000		33.3%
Series B Convertible Preferred Stock	Dana Waldman	483,262		48.6%

	5% Holders
Series A Convertible Preferred Stock	Scott Fairbairn	1,000		33.3%
Series B Convertible Preferred Stock	Scott Fairbairn	300,000		30.2%
Series B Convertible Preferred Stock	Herschel Stiles	98,581		9.9%
Series B Convertible Preferred Stock	Steffen Koehler	112,498		11.3%

Common Stock	All current directors and executive officers as a group (4 persons)	22,476,282		10.4%
Series A Convertible Preferred Stock	All current directors and executive officers as a group (4 persons)	2,000		66.7%
Series B Convertible Preferred Stock	All current directors and executive officers as a group (4 persons)	483,262		48.6%

———————

*

Represents less than 1%.

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of  August 11, 2009 are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated, the address for each of the individuals listed in the table is care of Voyant International Corporation, 444 Castro St, Suite 318, Mountain View, California 94041. Unless otherwise indicated by footnote, the persons named in the table have sole voting and sole investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to applicable community property laws. Percentage of beneficial ownership is based on 215,866,585 shares of common stock outstanding, 3,000 shares of Series A Convertible Preferred Stock outstanding, and 994,340 shares of Series B Convertible Preferred Stock outstanding, each outstanding as of  August 11, 2009

(2)

This amount includes 1,000 shares of common stock issuable upon conversion of 1,000 shares of our Series A Convertible Preferred Stock, which are presently convertible.

(3)

This amount includes 1,000 shares of common stock issuable upon conversion of 1,000 shares of our Series A Convertible Preferred Stock, which are presently convertible, and also includes 7,540,775 shares of common stock issuable upon conversion of 483,262 shares of our Series B Convertible Preferred Stock, which are presently convertible.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

There are no reportable related party transactions since January 1, 2008.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our certificate of incorporation and our bylaws. This description is only a summary. The reader should also refer to our certificate of incorporation and bylaws that have been incorporated by reference or filed with the SEC as exhibits.

General

Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.001 per share, and 2,000,000 shares of preferred stock, par value $0.001 per share. We have 3,000 shares of Series A preferred stock and 1,997,000 shares of Series B convertible preferred stock.

Common Stock

All outstanding shares of Common Stock are, and the shares to be issued as contemplated herein will be, fully paid and nonassessable. As a class, holders of the Common Stock are entitled to one vote per share in all matters to be voted upon by the stockholders. Holders of Common Stock are entitled to receive such dividends when and as declared by the Board of Directors out of our surplus or net profits legally available therefor, equally, on a share for share basis. We do not anticipate paying dividends in the near future. In the event of our liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share equally, on a share for share basis, in all assets remaining after payment of liabilities, subject to the prior distribution rights of any other classes or series of capital stock then outstanding. The Common Stock has no preemptive rights and is neither redeemable nor convertible, and there are no sinking fund provisions.

Series A Convertible Preferred Stock

Our Series A Convertible Preferred Stock (“Series A”) has certain Voting Rights such that at each meeting of the shareholders of the Company (and for purposes of written actions of shareholders in lieu of meetings) with respect to any and all matters presented to the shareholders of the Company for their action or consideration, should the holders of all shares of Series A vote alike with respect to a certain matter, then each share of Series A shall represent 100,000 votes, with the holders of both the Series A and common stock voting together as a single class. However, should the holders of the shares of Series A Convertible Preferred Stock vote differently with respect to a certain matter, then each share of Series A shall represent only one vote, with the holders of the Series A and common stock voting together as a single class.

For so long as any shares of Series A remains outstanding, in addition to any other vote or consent required by law, the vote or written consent of the holders of at least a majority in interest of the outstanding Series A, voting as a separate class, shall be necessary for any amendment, alteration, or repeal of any provision of the Company’s Articles of Incorporation or any other corporate action that requires shareholder vote or consent.

Upon the (i) written election of all the holders of the Series A Convertible Preferred Stock or (ii) the death of all the holders of the Series A Convertible Preferred Stock, each share of Series A Convertible Preferred Stock shall automatically convert into one (1) share of common stock.

Series B Convertible Preferred Stock

Our Series B Convertible Preferred Stock (“Series B”) has certain conversion rights into shares of the common stock of the Company, par value $0.001 per share. Upon written notice to the Company of election of conversion or upon the death of a holder of Series B, each share of Series B shall automatically convert into a number of shares of Common Stock with an aggregate conversion price (the “Conversion Price”) equal to $1.00. The Conversion Price of the Common Stock is the lesser of (a) $.15 or (b) the greater of (A) $.08, as proportionately adjusted for any subdivision (by stock split, recapitalization, or otherwise) of the outstanding Common Stock into a greater number of shares, combination (by reverse stock split or otherwise) of the outstanding Common Stock into a smaller number of shares, or distributions or dividends on the Common Stock in shares of Common Stock or (B) the product of (i) the Volume Weighted Average Price of Common Stock for the ninety (90) calendar days preceding such date (as adjusted for any subdivision (by stock split, recapitalization, or otherwise) of the outstanding Common Stock into a greater number of shares, combination (by reverse stock split or otherwise) of the outstanding Common

Stock into a smaller number of shares, or distributions or dividends on the Common Stock in shares of Common Stock occurring during such 90 day period) multiplied by (ii) 0.98 raised to a power equal to the number of calendar quarters or portion thereof since the conversion date.

The shares of Series B do not have any voting rights except as required by applicable law and require the vote or written consent of the holders of at least a majority interest of the outstanding Series B for any amendment, alteration, or repeal of any provision of the Company’s Articles of Incorporation (including the Series B Certificate) that alters or changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Series B Preferred.

Upon the (i) merger of the Company into another entity in which the Company shall not be the surviving entity, (ii) sale of all or substantially all of the assets of the Company or (iii) sale of greater than 50% of the capital stock of the Company, a holder of Series B may redeem all or part of the Series B held by such holder for cash at a price per share equal to $1.00 per share.

Market Price of and Dividends on Common Equity and Related Stockholder Matters

Our shares of common stock are quoted trading on the Over-The-Counter Bulletin Board (the “OTC Bulletin Board”) under the symbol “VOYT.” The following table sets forth the high and low bid information for our common stock for each quarter within our last two fiscal years, as reported by the OTC Bulletin Board. The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns, or commissions, and do not necessarily reflect actual transactions.

2007	High	Low
First Quarter	$1.63	$0.16
Second Quarter	$1.24	$0.47
Third Quarter	$0.85	$0.25
Fourth Quarter	$0.39	$0.13

2008	High	Low
First Quarter	$0.18	$0.09
Second Quarter	$0.29	$0.05
Third Quarter	$0.20	$0.12
Fourth Quarter	$0.15	$0.08

2009	High	Low
First Quarter	$0.11	$0.04
Second Quarter	$0.06	$0.03

The last reported closing sales price for shares of our common stock was $0.016 per share on the OTC Bulletin Board on August 17, 2009.

Holders

As of  August 11, 2009, we had approximately 466 stockholders of record of our common stock based upon the stockholder list provided by our transfer agent.

Transfer Agent

Our transfer agent is American Stock Transfer & Trust Company located at 6201 15th Avenue, Brooklyn, New York 11219, and their telephone number is (800) 937-5449.

Dividends

We have not declared any cash dividends on our Common Stock. The declaration and payment of dividends is within the discretion of our Board of Directors and will depend, among other factors, on results of operations, capital requirements and general business conditions.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, practices, or financial statement disclosure during our two most recent fiscal years and subsequent interim period.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Section 78(1)(2)(3) & (4) of the Nevada Revised Statutes (the "NRS") permits corporations to indemnify a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation and By-laws allows us to indemnify and hold harmless our directors and officers from any liability or damage incurred by them as a result of the performance of their duties to us within the scope of their authority, or because of their position as our officers and directors, to the maximum extent permitted by and subject to the limitations of applicable state and federal law. We are also authorized to enter into separate indemnification agreements with its officers and directors in accordance with any resolution duly adopted by our Board of Directors.

Our By-laws, Article X Section 3, do permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Nevada law would permit indemnification.

ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports filed by us can be inspected and copied at the public reference facilities maintained by the SEC at the Headquarters Office, 100 F. Street N.E., Room 1580, Washington, D.C. 20549. The reader may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The reader can request copies of these documents upon payment of a duplicating fee by writing to the SEC. Our filings are also available on the SEC’s internet site at http://www.sec.gov.

Voyant International Corporation

VOYANT INTERNATIONAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30, 2009	December 31, 2008
Assets
Current Assets
Cash and cash equivalents	$14,226	$127,660
Accounts receivable	70,068	23,218
Other current assets	25,060	20,538
Debt issue costs, net	250,125	900,750
Total Current Assets	359,479	1,072,166
Non-Current Assets
Intangible assets, net	825,456	858,577
Property and equipment, net	28,523	33,370
Other Assets	18,181	18,181
Total Assets	$1,231,639	$1,982,294

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable	$641,857	$209,023
Accrued liabilities	478,008	278,237
Deferred income	230,000	242,000
Due to officers	655,161	302,510
Due to related party	80,000	60,000
Notes payable, net of discount of $242,705and $758,942, respectively	4,392,482	3,313,892
Convertible debt, net of discount of $16,124 and $13,165, respectively	429,951	404,525
Settlement payable	––	210,926
Registration right liabilities	637,823	431,212
Total Current Liabilities	7,545,282	5,452,325
Long-Term Liabilities:
Notes Payable - Officers	114,498	126,830
Total Liabilities	7,659,780	5,579,155
Commitments and Contingencies
Stockholders’ Deficit:
Preferred stock, $.001 par value; 2,000,000 shares authorized; 1,006,937 shares issued and 981,777 shares outstanding as of June 30, 2009; 1,409,790 shares issued and 1,384,640 shares outstanding as of December 31, 2008	1,006	1,410
Common stock, $.001 par value; 600,000,000 shares authorized; 206,574,561 and 160,834,594 shares, respectively, issued and outstanding	206,575	160,835
Additional paid in capital in excess of par value	47,184,330	45,365,391
Treasury stock (preferred stock, 25,160 shares as of June 30, 2009 and December 31, 2008)	(5,000)	(5,000)
Deferred compensation	(27,250)	(62,894)
Shares to be issued	69,047	––
Accumulated deficit	(53,856,849)	(49,056,603)
Total stockholders’ deficit	(6,428,141)	(3,596,861)
Total Liabilities and Stockholders’ Deficit	$1,231,639	$1,982,294

See accompanying notes to unaudited consolidated financial statements.

VOYANT INTERNATIONAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Sales	$80,228	$133,489	$216,422	$148,166
Cost of Revenue	20,925	30,000	40,359	30,000

Gross Profit	59,303	103,489	176,063	118,166

Operating Expenses:
Research and development	354,849	523,767	816,375	1,088,279
Sales and marketing	121,704	327,745	294,676	644,441
General and administrative	756,524	1,270,799	1,789,899	2,336,999
Total operating expenses	1,233,077	2,122,311	2,900,950	4,069,719

Loss from Operations	(1,173,774)	(2,018,822)	(2,724,887)	(3,951,553)

Non-Operating Expenses:
Interest expense, net	777,698	1,093,118	2,062,730	1,600,660
Loss (gain) on settlements	(17,604)	224,854	10,229	223,740
Total non-operating income (expense)	760,094	1,317,972	2,072,959	1,824,400

Loss Before Income Taxes	(1,933,868)	(3,336,794)	(4,797,846)	(5,775,953)
Provision for Income Taxes	––	––	(2,400)	(800)
Net Loss	$(1,933,868)	$(3,336,794)	$(4,800,246)	$(5,776,753)

Net Loss Per Share – Basic and Diluted	$(0.01)	$(0.02)	$(0.03)	$(0.04)

Weighted Average Common Shares – Basic and Diluted	202,002,540	138,930,570	188,762,897	134,218,130

Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive

See accompanying notes to unaudited consolidated financial statements.

VOYANT INTERNATIONAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2009	2008
Cash Flows from Operating Activities
Net Loss	$(4,800,246)	$(5,776,753)
Adjustments to reconcile net loss to net cash used in operating activities
Shares and options issued for services	337,362	548,671
Share based compensation	384,016	1,471,443
Depreciation	4,847	4,654
Loss on settlement of debt	10,229	223,740
Amortization of debt discount	704,103	725,120
Amortization of debt issue costs	826,613	611,054
Amortization of intangible assets	33,121	33,304
Changes in operating assets and liabilities
Accounts receivable	(46,850)	(18,375)
Prepaid expenses and other current assets	13,478	(13,702)
Other assets	––	(25,193)
Accounts payable	921,385	121,107
Settlements payable	––	50,000
Notes payable - officers	358,189	52,957
Deferred income	(12,000)	229,667
Accrued liabilities	745,189	211,264
Other payables	––	20,000
Net cash used in operating activities	(520,564)	(1,531,042)

Cash Flows from Investing Activities
Acquisition of property and equipment	––	(25,227)

Cash Flows from Financing Activities
Proceeds from notes payable and convertible debt	325,000	3,176,373
Repayment of notes payable and convertible debt	––	(178,600)
Payment of debt issue costs	––	(355,521)
Repayment of Notes payable to officers	(17,870)	(150,000)
Common stock issued for cash	100,000	100,000
Common stock repurchased	––	(2,061)
Net cash provided by financing activities	407,130	2,590,191

Net increase (decrease) in cash and cash equivalents	(113,434)	1,033,922
Cash and Cash Equivalents, beginning of period	127,660	73,556
Cash and Cash Equivalents, end of period	$14,226	$1,107,478

Supplemental Disclosure of Cash Paid for:
Interest	$5,336	$11,168
Income Taxes	$2,400	$6,400
Supplemental Schedule of Non-Cash Investing and Financing Activities:
Shares issued to retire accounts payable and accrued expenses	$762,777	$508,921
Shares issued in exchange for convertible notes	$––	$463,500
Officers' notes converted to preferred stock	$––	$574,096
Shares issued for deferred compensation	$45,000	$210,000

See accompanying notes to unaudited consolidated financial statements.

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2009 and 2008
(Unaudited)

Note 1 - Description of Business

Voyant International Corporation (“Voyant”, “the Company”, “we”, “our”, “us”) is incorporated in Nevada. We were a development stage company from January 1, 2003 (inception) through December 31, 2007.

We are a holding company focused on identifying and developing different digital technologies, media assets, and strategic partnerships, and bringing those together to deliver next-generation commercial and consumer solutions. The technology and entertainment industries are two of the wealthiest and most dynamic industries in the world, yet they employ very different approaches to business. Due to our expertise in both of these areas, we believe that there are significant business opportunities for us at the intersection of these two ecosystems.

Our business model as a holding company combines aspects of a venture capital firm, a hedge fund, and an operating company, all in the unique context of a publicly traded vehicle. We intend to pursue several business lines in our chosen field at the intersection of media and technology by acquiring intellectual property, developing strategic partnerships, and leveraging industry relationships to streamline and enhance the business models surrounding (a) content creation and aggregation, (b) content distribution, (c) content processing, and/or (d) content visualization and experience. We intend to employ a mix of business models for these business lines, including, but not limited to, acquisitions, joint ventures, investments, partnerships, and organic development.

As of June 30, 2009, we had one active wholly-owned direct subsidiary, RocketStream, Inc., and one inactive direct subsidiary, Zeros & Ones Technologies, Inc., of which we own 90% of the issued and outstanding common stock.

Note 2 - Basis of Presentation

The accompanying unaudited condensed consolidated financial statements contain all necessary adjustments and disclosures to present fairly the financial position as of June 30, 2009 and the results of operations and cash flows for the three and six months ended June 30, 2009 and 2008. The results of operations for the three and six months ended June 30, 2009 are not necessarily indicative of the results for the full year. These consolidated financial statements should be read in conjunction with the financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

In preparation of our financial statements, we are required to make estimates and assumptions that affect reported amounts of assets and liabilities and related revenues and expenses. Actual results could differ from the estimates used by us.

Principles of Consolidation – The consolidated financial statements include the accounts of the Company and its subsidiaries, RocketStream, Inc. and Zeros & Ones Technologies, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Basic and Diluted Loss Per Share – In accordance with the Financial Accounting Standards Board's (“FASB”) SFAS No. 128, “Earnings Per Share,” the basic loss per common share, which excludes dilution, is computed by dividing the net loss available to Common Stock holders by the weighted average number of common shares outstanding. Diluted loss per common share reflects the potential dilution that could occur if all potential common shares had been issued and if the additional common shares were dilutive. As a result of net losses for all periods presented, there is no difference between basic and diluted loss per common share. Potential shares of Common Stock to be issued upon the exercise of options and warrants amounted to 112,973,773 and 104,593,874 shares at June 30, 2009 and 2008, respectively.

Revenue Recognition – The Company recognizes revenue in accordance with Statement of Accounting Position (“SOP”) 97-2, Software Revenue Recognition , as amended, and Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition .

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Six Months Ended June 30, 2009 and 2008

(Unaudited)

The Company recognizes revenue from sales through the Company's website upon shipment of the product. The Company’s software products are licensed on a perpetual basis. Revenue from the sale of software licenses is recognized only when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed or determinable and collection of the resulting receivable is reasonably assured. For sales over the Internet, the Company uses a credit card authorization as evidence of an arrangement.

Revenue from direct sale contracts of the Company’s products to commercial users is recognized based on the terms of the agreement, after the product has been delivered, and collection of the resulting receivable is reasonably assured. Revenue from distributors is recognized when the product has been sold to third party customers.

Recently Issued Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events”. SFAS No. 165 is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. SFAS No. 165 is effective for interim and annual periods ending after June 15, 2009. The Company adopted the provisions of SFAS No. 165 as of June 30, 2009. Management has evaluated events and transactions through August 17, 2009, the date the financial statements were issued and filed with the Securities and Exchange Commission.

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140” (“SFAS 166”), which requires additional information regarding transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets. SFAS 166 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures. SFAS 166 is effective for fiscal years beginning after November 15, 2009.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”), which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. SFAS 167 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. SFAS 167 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. SFAS 167 also requires additional disclosures about a company’s involvement in variable interest entities and any significant changes in risk exposure due to that involvement. SFAS 167 is effective for fiscal years beginning after November 15, 2009.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles (“SFAS No. 168”), which becomes effective for financial statements issued for interim and annual periods ending after September 15, 2009. SFAS No. 168 replaces SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. SFAS No. 168 identifies the sources of accounting principles and the framework for selecting principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with US GAAP (the GAAP hierarchy).

Note 3 - Property and Equipment

At June 30, 2009 and December 31, 2008, property and equipment consist of:

	June 30, 2009	December 31, 2008
Office equipment	$48,033	$48,033
Less accumulated depreciation	(19,510)	(14,663)
	$28,523	$33,370

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Six Months Ended June 30, 2009 and 2008

(Unaudited)

Depreciation expense for the six months ended June 30, 2009 and 2008 was $4,847 and $4,654, respectively.

Note 4 - Intangible Assets

At June 30, 2009 and December 31, 2008, intangible assets consist of:

	June 30, 2009	December 31, 2008
Intangible assets	$1,001,855	$1,001,855
Less accumulated amortization	(176,399)	(143,278)
	$825,456	$858,577

Intangible assets include intellectual property acquired as part of the acquisition of WAA assets during the year ended December 31, 2006, when we entered into an Assignment (the “Assignment”) with WAA, LLC (“WAA”), pursuant to which WAA assigned to us all of WAA's right, title, and interest in certain intellectual property, including but not limited to commercial wireless and other communications related patents and license rights, and various rights in connection therewith.

Intangible assets are stated at cost. Intangible assets acquired from WAA have a weighted average useful life of approximately 15 years. The total amortization expense for the six months ending June 30, 2009 and 2008 was $33,121 and $33,304, respectively.

The amortization of these intangible items over the next five years ending December 31 is as follows:

Year	Amount
2009	$66,790
2010	66,790
2011	66,790
2012	66,790
2013	66,790

Note 5 – Notes Payable

At June 30, 2009 and December 31, 2008, notes payable consist of:

	June 30, 2009	December 31, 2008
Bridge loans	$3,702,703	$3,702,703
Secured note, interest at 18% per annum	300,000	––
Unsecured note, interest at 12% per annum	––	36,000
	4,002,703	3,738,703
Accrue interest	632,484	334,131
Less debt discount	(242,705)	(758,942)
	$4,392,482	$3,313,892

Bridge Loans

During the year ended December 31, 2008, we entered into three loan agreements with jointly controlled entities for a total of $3,702,703. The original terms of each loan is presented below. As of March 31, 2009, we amended the maturity dates of the first and second loans to correspond with that of the third loan, which is October 9, 2009.

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Six Months Ended June 30, 2009 and 2008

(Unaudited)

MapleRidge Bridge

On February 29, 2008, we entered into a $2,000,000 Loan Agreement with MapleRidge Insurance Services, Inc. (“MapleRidge Bridge”). Terms of the transaction were as follows:

•

Interest on the loan is 15% annually (calculated on the basis of the actual number of days elapsed over a year of 360 days), payable on each 30 day anniversary of the Closing Date.

•

The loan is evidenced by a Secured Promissory Note (the “Note”) and secured by all of the assets of Voyant, which security interest is evidenced by a Security Agreement.

•

All principal and any accrued but unpaid interest is due on the earlier of October 26, 2008; or the date on which Voyant has received an aggregate of $2,500,000 from the sale(s) of its capital stock and/or any options, warrants, calls, rights, commitments, convertible securities and other securities pursuant to which the holder, directly or indirectly, has the right to acquire its capital stock or equity, from and after the MapleRidge Bridge closing date, in one or a series of transactions. As noted above, the due date was subsequently extended to October 9, 2009.

After the expiration of the term of the MapleRidge Bridge loan, MapleRidge may convert amounts due under the loan to shares of our common stock (“Common Stock”) at $.08852 per share. Prior to the expiration of the term, MapleRidge does not have the choice to convert into Common Stock. We may require MapleRidge to convert the MapleRidge Bridge loan at the conversion price at any time provided that the average closing bid price for the Common Stock for a period of 20 consecutive trading days exceeds $.44260.

We also issued warrants to MapleRidge which entitle them to purchase 18,075,012 shares of our common stock at $.11065 per share and 18,075,012 shares of our common stock at $.16598 per share. The warrants are exercisable for a period of five years from the closing date. We have agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock into which the warrants are convertible not later than 60 days after the closing date and to cause that registration statement to become effective not later than 180 days after the closing date. If we are advised by legal counsel that the filing of the registration statement may preclude the private placement of securities in a PIPE transaction prior to the effectiveness of the registration statement, the filing deadline will be delayed until within 10 business days following the earlier of (a) the completion of any larger PIPE financing following the MapleRidge Bridge loan and (b) the day on which we no longer are so advised that the filing of the registration statement may preclude the private placement of securities in a PIPE transaction.

We calculated the fair value of the warrants using the Black-Scholes model and recorded a debt discount against the face of the notes (based on the relative fair value of the warrants and the debt) to be amortized to interest expense over the life of the notes. For the amounts borrowed from MapleRidge Bridge, we recorded $1,224,053 of debt discount.

In connection with the MapleRidge Bridge loan, we paid placement agent and finders’ fees of approximately $264,000. We also issued warrants to purchase 10,302,757 shares of our common stock at $.11065 per share to the placement agent and finder. The warrants issued to placement agents and finders have terms and conditions similar to those issued to MapleRidge. The Company recorded $930,697 for the warrants issued. We also issued 1,265,251 restricted common shares to the placement agent valued at $145,504.

Amended terms to MapleRidge Bridge Loan (now “The Brown Family Trust First Bridge Loan”)

During the period ended June 30, 2008, we completed another loan with a related entity (Blue Heron, discussed below), and in conjunction with the closing the new bridge with Blue Heron, we consented to the following changes to the MapleRidge loan:

•

The term of the loan was changed to 360 days from origination from the original 240 days, therefore the Maturity date is now February 23, 2009 (subsequently extended to October 9, 2009),

•

The warrants were given a cashless exercise provision where they did not previously have this option,

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Six Months Ended June 30, 2009 and 2008

(Unaudited)

•

The warrants were allocated to different entities all essentially owned by the same people, and

•

The holder was changed from MapleRidge to Blue Heron, and then subsequently to The Brown Family Trust.

All other terms and conditions of the MapleRidge Bridge remain unchanged.

Blue Heron Bridge Loan (now “The Brown Family Trust Second Bridge Loan”)

In June 2008, we entered into an additional loan of $702,703 with The Blue Heron Family Trust (the “Blue Heron Bridge”). The Loan Agreement with The Blue Heron Family Trust (“Blue Heron”) has terms substantially similar to those with MapleRidge, and as follows:

•

Interest on the loan is 15% annually (calculated on the basis of the actual number of days elapsed over a year of 360 days), payable on each 30 day anniversary of the closing date.

•

All principal and any accrued but unpaid interest is due on the earlier of June 4, 2009; or the date on which Voyant has received an aggregate of $3,500,000 from the sale(s) of its capital stock and/or any options, warrants, calls, rights, commitments, convertible securities and other securities pursuant to which the holder, directly or indirectly, has the right to acquire its capital stock or equity, from and after the Loan Closing Date, in one or a series of transactions. As noted above, the due date was subsequently extended to October 9, 2009.

After the expiration of the term of the Blue Heron Bridge loan, Blue Heron may convert amounts due under the loan to shares of our Common Stock at $.14112 per share (the “Conversion Price”). Prior to the expiration of the term MapleRidge, does not have the choice to convert into Common Stock. We may require Blue Heron to convert the Blue Heron Bridge loan at the Conversion Price at any time provided that the average closing bid price for the Common Stock for a period of 20 consecutive trading days exceeds $.70560.

We also issued warrants to Blue Heron which entitle them to purchase 2,987,683 shares of our common stock at $.17640 per share and 2,987,683 shares of our common stock at $.26460 per share. The warrants are exercisable for a period of five years from the closing date. We have agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock into which the warrants are convertible not later than 60 days after the closing date and to cause that registration statement to become effective not later than 180 days after the closing date. If we are advised by legal counsel that the filing of the registration statement may preclude the private placement of securities in a PIPE transaction prior to the effectiveness of the registration statement, the filing deadline will be delayed until within 10 business days following the earlier of (a) the completion of any larger PIPE financing following the Loan and (b) the day on which we no longer are so advised that the filing of the registration statement may preclude the private placement of securities in a PIPE transaction.

We calculated the fair value of the warrants using the Black-Scholes model and recorded a debt discount against the face of the notes (based on the relative fair value of the warrants and the debt) to be amortized to interest expense over the life of the notes. For the amounts borrowed from Blue Heron Bridge we recorded $394,563 of debt discount.

In connection with the Blue Heron Bridge loan, we paid placement agent and finders’ fees of approximately $91,439. We also agreed to issue 557,700 common shares to the placement agent and finder valued at $94,809. We also agreed to issue warrants to purchase 1,991,789 shares to the finder. The warrants to placement agents and finders have terms and conditions similar to those issued to Blue Heron. The Company recorded debt issuance cost of $312,328 for the warrants issued. The total debt issue costs of $498,576 have been recorded as a deferred charge in the accompanying balance sheet, and are being amortized as interest expense over the term of the Blue Heron Bridge loan.

Blue Heron assigned its rights under the Loan to The Brown Family Trust upon the making of the Note. Also, Blue Heron assigned the warrants issued to it in the Blue Heron Bridge to different entities all essentially owned by the same people and the borrower was changed from Blue Heron to Brown Family Trust.

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Six Months Ended June 30, 2009 and 2008

(Unaudited)

The Brown Family Trust Third Bridge Loan

In October 2008, we entered into an additional loan of $1,000,000 with The Brown Family Trust (the “Brown Family Third Bridge”). The Loan Agreement with The Brown Family Trust (“Brown Family”) has terms substantially similar to those with MapleRidge, and as follows:

•

Interest on the loan is 15% annually (calculated on the basis of the actual number of days elapsed over a year of 360 days), payable on each 30-day anniversary of the closing date.

•

All principal and any accrued but unpaid interest is due on the earlier of October 9, 2009; or the date on which Voyant has received an aggregate of $3,500,000 from the sale(s) of its capital stock and/or any options, warrants, calls, rights, commitments, convertible securities and other securities pursuant to which the holder, directly or indirectly, has the right to acquire its capital stock or equity, from and after the Loan Closing Date, in one or a series of transactions.

After the expiration of the term of the Brown Family Third Bridge loan, Brown Family may convert amounts due under the loan to shares of our Common Stock at $.11000 per share (the “Conversion Price”). Prior to the expiration of the term, MapleRidge does not have the choice to convert into Common Stock. We may require Brown Family to convert the Brown Family Third Bridge loan at the Conversion Price at any time provided that the average closing bid price for the Common Stock for a period of 20 consecutive trading days exceeds $.55000.

We also issued warrants to Blue Heron which entitle them to purchase 8,181,818 shares of our common stock at $.01000 per share and 2,727,272 shares of our common stock at $.13750 per share. The warrants are exercisable for a period of five years from the closing date. We have agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock into which the warrants are convertible not later than 60 days after the closing date and to cause that registration statement to become effective not later than 180 days after the closing date. If we are advised by legal counsel that the filing of the registration statement may preclude the private placement of securities in a PIPE transaction prior to the effectiveness of the registration statement, the filing deadline will be delayed until within 10 business days following the earlier of (a) the completion of any larger PIPE financing following the Loan and (b) the day on which we no longer are so advised that the filing of the registration statement may preclude the private placement of securities in a PIPE transaction.

We calculated the fair value of the warrants using the Black-Scholes model and recorded a debt discount against the face of the notes (based on the relative fair value of the warrants and the debt) to be amortized to interest expense over the life of the notes. For the amounts borrowed from Brown Family Third Bridge we recorded $551,884 of debt discount.

In connection with the Brown Family Third Bridge loan, we paid placement agent and finders’ fees of approximately $130,000. We also agreed to issue 1,018,182 common shares to the placement agent. We also agreed to issue 3,636,363 warrants to the finder. The Company recorded debt issuance cost of $410,521 for the warrants issued. The warrants issued and to be issued to the finder has terms and conditions similar to those issued to Brown Family.

Brown Family assigned the warrants issued to it in the Brown Family Third Bridge to different entities all essentially owned by the same people.

During the quarter ended March 31, 2009, the Company agreed to issue an additional 1,759,879 common shares to the placement agent. The total debt issue costs of $175,988 have been recorded as a deferred charge in the accompanying balance sheet, and are being amortized as interest expense over the term of the loans.

For the six months ended June 30, 2009, the total amortization of debt issue costs for the First, Second and Third Brown Family Trust Bridge Loans was $826,613, and the total amortization of interest expense related to the issuance of warrants was $561,194.

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Six Months Ended June 30, 2009 and 2008

(Unaudited)

Registration Rights liabilities:

The Company issued notes payable under various bridge financings from February 2008 to October 2008. The final closing dates range from March 2008 to October 2008. Based on the warrants purchase agreement, the Company has to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock into which the warrants are convertible not later than 60 days after the closing date (“Filing Deadline”) and to cause that registration statement to become effective not later than 180 days after the closing date (“Effectiveness Deadline”). If the registration statement is not filed with the SEC by the Filing Deadline, the Company shall issue to the holders additional warrants for each 30-day period during which time the Registration Statement has not been filed with the SEC equal to 1% of the warrants issued as part of Bridge loan. If the Registration Statement required to be filed with the SEC is not declared effective by the SEC by the Effectiveness Deadline, the Company shall issue to the holder an additional warrant equal to 1% of the warrants issued as part of Bridge loan for each 30-day period commencing on the Effectiveness Deadline.

As of June 30, 2009, the Company has not filed the registration statement. As a result, the Company has accrued the value of warrants to be issued due to not filing of registration statement for each additional 30-day period from the Filing Deadline. The registration right liabilities related to the unissued warrants amounted to $637,823 and $431,212 as of June 30, 2009 and December 31, 2008, respectively.

Secured Notes

On January 27, 2009, the Company executed four Secured Notes in aggregate sum of $300,000 (the “Notes”) in favor of White Star LLC, Mueller Trading L.P., Jason Lyons, and SRZ Trading, LLC (collectively referred to herein as the “Lenders”) under the following terms:

•

The Notes are secured by all of the assets of the Company;

•

The Notes mature on May 27, 2009. Subsequent to completing these loans the maturity was extended to October 13, 2009;

•

Interest on the loan is 18% annually;

•

The Notes contain customary default provisions; and

•

The Company may prepay all or any portion of the principal amount of the Notes, without penalty or premium.

Pursuant to the Notes, Voyant issued warrants to the Lenders entitling the holders thereof to purchase up to 5,500,000 shares of the Company’s common stock at $.075 per share (the “Warrants”). The Warrants are exercisable for a period of five years. We calculated the fair value of the warrants using the Black-Scholes model and recorded a debt discount against the face of the notes (based on the relative fair value of the warrants and the debt) to be amortized to interest expense over the life of the notes. We recorded $179,823 of debt discount.

For the six months ended June 30, 2009, total amortization of interest expense related to the issuance of warrants was $134,867.

Note 6 – Convertible Debt

At June 30, 2009 and December 31, 2008, convertible debt consists of:

	June 30, 2009	December 31, 2008
Unsecured convertible notes, interest between 8% and 12% per annum, due at various dates in 2009	$430,170	$405,170
Accrued interest	15,905	12,520
Less: debt discount	(16,124)	(13,165)
	429,951	404,525

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Six Months Ended June 30, 2009 and 2008

(Unaudited)

During 2008, the Company issued approximately $474,000 of unsecured convertible notes (“Notes”) and warrants (“Note Warrants”) to individual investors. The Notes accrue interest at various rates between 8% and 12% per annum commencing immediately from the date of issuance. The Notes are due at various dates and are generally 1 year in length. The principal balance of the Notes and any accrued and unpaid interest can be convertible into shares of Restricted Common Stock. The decision to convert to Restricted Common Stock is at the sole election of the Note holder, and the conversion price will be calculated using a discount to the closing price for the 5 trading days prior to the requested conversion, subject to a floor or minimum price. The discounts range from 25 to 35% of the average closing price.

The Notes include Note Warrants to purchase shares of our Common Stock at various prices ranging from $0.11 to $0.85 per share. Each Note holder received two (2) Note Warrants for each dollar of their original investment. The term of the Note Warrants is approximately 3 years. As of June 30, 2009 we had issued 930,040 Note Warrants in connection with the above Notes, and none have been exercised.

We calculated the fair value of the Note Warrants and Extension Warrants using the Black-Scholes model and recorded a debt discount against the face of the Notes (based on the relative fair value of the warrants and the debt) to be amortized to interest expense over the 12-month life of the Notes. In accordance with EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” which provides guidance on the calculation of a beneficial conversion feature on a convertible instrument, we determined that the Notes also had a beneficial conversion feature, which we recognized as interest expense and amortized over the term of the notes.

The holders of the Notes, Note Warrants and Extension Warrants have registration rights that require us to register the resale of the Common Stock issuable upon conversion of the Notes or the exercise of the Note Warrants or Extension Warrants issued hereunder should we file a registration statement with the Securities and Exchange Commission (“SEC”).

On June 18, 2009, the Company issued $25,000 of unsecured, 12% interest and one-year length convertible note. The principal balance of the Notes and any accrued and unpaid interest can be convertible into shares of Restricted Common Stock. For the period of 180 days from the date of the Convertible Note the Holder may convert at the Conversion price of $0.025. For the remaining duration of the Convertible Note the Holder may convert at the higher of the closing market price of the day prior to the notice of conversion, as quoted by Bloomberg or one and one-half cents.

Once the Equity Line is available to the Company through an effective Form S-1 as filed with the SEC, the holder of the June 18, 2009 note has the option to receive 10% of the proceeds of any drawdown on the Equity Line, to be applied as a principal reduction to the June 18, 2009 note. The borrower has the right to request that the Company make any drawdown that is available to them, however the Company has the right to satisfy the principal reduction amount as calculated through available cash, at its option. The Company has agreed to file a registration statement for the shares underlying the June 18, 2009 note, however we have 45 days to file this statement after our current Form S-1 goes effective.

For the six months ended June 30, 2009, we recorded related interest expense of $8,042.

Note 7 – Related Party Transactions

Current amounts due to related parties at June 30, 2009 and December 31, 2008 consist of:

	June 30, 2009	December 31, 2008
Due to officers - wages	$475,161	$122,510
Due to officers - executive bonus	180,000	180,000
	655,161	302,510
Due to related party - director	80,000	60,000
	735,161	362,510

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Six Months Ended June 30, 2009 and 2008

(Unaudited)

All the above payables are interest free, unsecured and due on demand.

Long term liabilities totaled $114,498 and $126,830 at June 30, 2009 and December 31, 2008, respectively, and represent a note in the original principal amount of $300,000, bearing interest at a rate of 8% per annum, that was issued as a result of the WAA, LLC transaction. Accrued and unpaid interest as of June 30, 2009 amounted to $4,498. During the six months ended June 30, 2009, $15,000 of the original principal balance was repaid.

Note 8 - Settlement Payable

At December 31, 2008, settlements payable of $210,926 represented amounts due to the former Chief Executive Officer and a former note holder. During the six months ended June 30, 2009, the Company issued a total of 2,539,000 shares of common stock to fully satisfy such obligations.

Note 9 - Stockholders' Equity

Common Stock

We have 600,000,000 shares of Common Stock authorized pursuant to a Certificate of Amendment to the Articles of Incorporation dated April 1, 2009 increasing out authorized Common Stock from 300,000,000 to 600,000,000 shares. During the six months ended June 30, 2009, we:

•

Issued 599,592 shares of common stock to various note holders for the repayment of debt and interest.

•

Issued 9,893,085 shares of common stock for settlement of accounts payable.

•

Issued 4,050,000 shares of common stock for services.

•

Issued 10,000,000 shares of common stock for cash.

•

Issued 2,539,000 shares of common stock for settlements (see Note 8, Settlements Payable).

•

Issued 10,447,410 shares of common stock in exchange for the exercise of 10,547,867 warrants.

•

Issued 1,960,000 shares of common stock in exchange for the exercise of 2,000,000 options.

•

Issued 1,759,879 shares of common stock as debt issuance cost.

•

Issued 400,000 shares as a deposit

•

Issued 4,091,001 shares of common stock in exchange for 402,852 shares of Series B Convertible Preferred stock.

As of June 30, 2009, we had 206,574,561 shares of Common Stock issued and outstanding.

Preferred Stock

We have a total of 2,000,000 shares of Preferred Stock authorized. 3,000 shares of our Preferred Stock are designated as Series A Convertible Preferred Stock of which, as of June 30, 2009, 3,000 shares are issued and outstanding. Pursuant to an Amendment to the Certificate of Designation dated July 18, 2008, 1,997,000 shares of our Preferred Stock are designated as Series B Convertible Preferred Stock of which 1,003,938 shares are issued and 978,777 shares outstanding. During the six months ended June 30, 2009, 402,852 shares of Series B Convertible Preferred stock were converted into 4,091,001 shares of Common Stock. Shareholders holding an additional 69,046 shares of Series B Convertible Preferred stock have elected to convert such shares into 830,438 share of Common Stock which have not yet been issued as of June 30, 2009. Such shares have been reflected as Shares to Be Issued in the Stockholders’ Deficit section of the Balance Sheet as of June 30, 2009.

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Six Months Ended June 30, 2009 and 2008

(Unaudited)

Note 10 – Options and Warrants

Stock Option Plan

In July 2006, our board of directors adopted the 2006 Incentive Stock Option Plan (the "2006 Plan") that provides for the issuance of qualified stock options to our employees. Under the terms of the 2006 Plan, under which 10,000,000 shares of common stock are reserved for issuance, options to purchase common stock are granted at not less than fair market value, become exercisable over a 4 year period from the date of grant (vesting occurs annually on the grant date at 25% of the grant), and expire 10 years from the date of grant. The board also approved the cancellation of the 2000 Plan such that no new options could be issued under that plan. During the period ended September 30, 2008, the shares available under the plan were increased to 20,000,000.

The fair value of each stock option is estimated using the Black-Scholes model. Expected volatility is based on management's estimate using the historical stock performance of the Company, the expected term of the options is determined using the “simplified” method described in SEC Staff Accounting Bulletin No. 107, and the risk free interest rate is based on the implied yield of U.S. Treasury zero coupon bonds with a term comparable to the expected option term.

The following table summarizes the options outstanding as of June 30, 2009:

	Options Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding, January 1, 2009	28,970,000	$0.09	$15,140
Granted	––	$––	––
Forfeited/Canceled	(537,869)	$0.09	––
Exercised	(2,000,000)	$0.001	––
Outstanding, June 30, 2009	26,432,131	$0.01	$752,370
Exercisable at June 30, 2009	22,184,872	$0.01	$620,705

The options outstanding at June 30, 2009 have a weighted average remaining life of 7.83 years. During the first quarter of 2009, the Company modified the exercise price of 31,719,368 share options and warrants held by 10 employees to $0.001 per share. As a result of that modification, the Company recognized additional compensation expense of approximately $288,474 for the three months ended March 31, 2009.

Compensation expense relating to employee stock options recognized for the six months ended June 30, 2009 and 2008 was $384,016 and $1,471,443, respectively.

Warrants

The following table summarizes the warrants outstanding as of June 30, 2009:

	Warrants Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding, January 1, 2009	91,839,509	$0.14	$982,214
Granted	5,500,000	$0.075	––
Forfeited/Canceled	(250,000)	$0.25	––
Exercised	(10,547,867)	$0.001	––
Outstanding, June 30, 2009	86,541,642	$0.13	$418,276

All the above warrants are exercisable as of June 30, 2009.

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Six Months Ended June 30, 2009 and 2008

(Unaudited)

Note 11 – Equity Line of Credit with Ascendiant Capital Group, LLC and Ascendiant Equity Partners, LLC

On April 13, 2009, we entered into an equity line of credit agreement with Ascendiant Capital Group, LLC and Ascendiant Equity Partners, LLC (together “Ascendiant”) in order to establish a possible source of funding for the Company. The equity line of credit agreement establishes what is sometimes also referred to as an equity drawdown facility pursuant to a Securities Purchase Agreement entered into between Voyant and Ascendiant (the “SPA”).

Pursuant to a Registration Rights Agreement entered into between us and Ascendiant in connection with the equity line of credit, we agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) by May 13, 2009 and to have the registration statement declared effective by the SEC by August 11, 2009. The registration statement will register shares of common stock to be purchased under the equity line of credit and the shares of common stock issued to Ascendiant for their commitment to the equity line of credit. There are no penalties assessed to the Company in connection with the filing and effectiveness deadlines associated with the registration statement.

Under the equity line of credit agreement, Ascendiant has agreed to provide the Company with up to $5,000,000 of funding prior to April 12, 2011. During this period, we may request a drawdown under the equity line of credit by selling shares of its common stock to Ascendiant and Ascendiant will be obligated to purchase the shares. We may request a drawdown once every ten trading days, although Voyant is under no obligation to request any drawdowns under the equity line of credit. There must be a minimum of two trading days between each drawdown request.

During the ten trading days following a drawdown request, we will calculate the amount of shares it will sell to Ascendiant and the purchase price per share. The purchase price per share of common stock will be based on the daily volume weighted average price of our common stock during each of the ten trading days immediately following the drawdown date, less a discount of 9%.

The Company may request a drawdown by faxing a drawdown notice to Ascendiant, stating the amount of the drawdown and the lowest price, if any, at which we are willing to sell the shares. The lowest price will be set by our Chief Executive Officer or Chief Financial Officer in their sole and absolute discretion.

Calculation of Drawdown Amount, Purchase Price and Number of Shares Sold

There is no minimum amount we can draw down at any one time. The maximum amount we can draw down at any one time is an amount equal to:

•

20% of the total trading volume of Voyant ‘s common stock for the ten trading days prior to the date of the drawdown request, multiplied by

•

the weighted average price of Voyant 's common stock for the same ten trading days,  or any other amount mutually agreed upon by Voyant and Ascendiant.

On the day following the delivery of the drawdown notice, a valuation period of ten trading days will start:

•

On each of the ten trading days during the valuation period, the number of shares to be sold to Ascendiant will be determined by dividing 1/10 of the drawdown amount by the purchase price on each trading day. The purchase price will be 91% of the volume weighted average price of our common stock on that day.

•

If the purchase price on any trading day during the ten trading day calculation period is below the minimum price specified by Voyant, then Ascendiant will not purchase any shares on that day, and the drawdown amount will be reduced by 1/10.

If we set a minimum price which is too high and our stock price does not consistently meet that level during the ten trading days after its drawdown request, the amount we can draw and the number of shares we will sell to Ascendiant will be reduced. On the other hand, if we set a minimum price which is too low and its stock price falls significantly but stays above the minimum price, we will have to issue a greater number of shares to Ascendiant based on the reduced market price.

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Six Months Ended June 30, 2009 and 2008

(Unaudited)

Payment for Shares

The shares purchased on the ten trading days following a drawdown request will be issued and paid for on the 13th trading day following the drawdown request.

Termination of the Equity Line of Credit Agreement

The equity line of credit agreement will be terminated if:

•

the Company ‘s common stock is de-listed from the Over The Counter Bulletin Board unless the de-listing is in connection with Voyant 's subsequent listing of its common stock on the NASDAQ National Market, the NASDAQ SmallCap Market, the New York Stock Exchange, the American Stock Exchange,

•

The Company files for protection from its creditors under the Federal Bankruptcy laws,

•

The shares which are to be sold to Ascendiant are not covered by an effective registration statement,

•

Ascendiant fails to honor a drawdown notice, or

•

The equity line of credit agreement violates any other agreement to which we are a party.

General

We issued Ascendiant 2,500,000 shares of its restricted common stock in consideration for providing the equity drawdown facility. Additionally, on the trading day immediately prior to the date we sends our first drawdown notice to Ascendiant, and in consideration for providing the equity drawdown facility, we will deliver to Ascendiant shares of its common stock equal in number to the amount determined by:

•

dividing $250,000 by the greater of the weighted average price of Voyant 's common stock or the closing bid price of our common stock on the second trading day immediately preceding the drawdown notice.

We have agreed to pay $10,000 to Feldman Weinstein Smith LLP, legal counsel to Ascendiant, for Ascendiant's legal expenses relating to the equity line of credit. We issued 400,000 shares of common stock registered under its Form S-8 as a deposit against the future cash payment of this obligation.

Ascendiant is entitled to customary indemnification from us for any losses or liabilities it suffers as a result of any breach by us of any provisions of the equity line of credit agreement, or as a result of any lawsuit brought by any shareholder of Voyant, provided the shareholder instituting the lawsuit is not an officer, director or principal shareholder of the Company.

The foregoing securities were issued in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and the rules promulgated thereunder. The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

Note 12 - Commitments

Lease Agreement

On February 27, 2008 we entered into a 27-month lease agreement with a third party for 1,818 square feet of office space located in Mountain View, California. The agreement commenced April 15, 2008 and requires monthly lease payments of $8,181, which escalate to $8,849 through July 31, 2010.

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Six Months Ended June 30, 2009 and 2008

(Unaudited)

Future minimum lease payments under this operating lease in Mountain View, California, as of June 30, 2009, are as follows:

Year	Minimum Lease Payment
2009	$76,409
2010	60,750
$137,159

We incurred $51,969 in rent expense under this lease for the three months ending June 30, 2009.

Note 13 – Contingencies – Legal Proceedings

During the quarter we were not involved in any legal proceedings except as follows:

On June 30, 2008, ADAPT4, LLC, a Florida limited liability company and Investors Life Insurance Corporation, a Turks and Caicos corporation, filed suit in the Circuit Court of the Eighteenth Judicial Circuit, in and for Brevard County, Florida against Edward C. Gerhardt, Individually, and Voyant International Corporation, a Nevada corporation, alleging violation of the Florida Uniform Trade Secrets Act, §688.01, et seq., Florida Statutes, for misappropriation of trade secrets, which suit seeks permanent injunctive relief and damages against Voyant International Corporation, a Nevada corporation. Voyant denies any liability and intends to defend itself against this lawsuit.

We are not aware of other outstanding litigation as of August 11, 2009.

Note 14 - Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“US GAAP”), which contemplate continuation of the Company as a going concern. However, the Company is subject to the risks and uncertainties associated with a new business, has no established source of revenue, and has incurred significant losses from operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. For the last 5 fiscal years, the Company has not been profitable and has sustained substantial net losses from operations. There can be no assurance that it will generate positive revenues from its operating activities again, or that it will achieve and sustain a profit during any future period, particularly if operations remain at current levels. Failure to achieve significant revenues or profitability would materially and adversely affect the Company's business, financial condition, and results of operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management estimates that the current funds available and on-hand will not be adequate to fund operations throughout the 2009 fiscal year The Company anticipates that revenue from normal operations will occur in 2009 and will have a material impact offsetting operating expenses during the year. However, the Company is uncertain whether it will report enough revenue to achieve profit from normal operations, and expects that additional capital will be required to support both ongoing losses from operations and the capital expenditures necessary to support anticipated revenue growth. Currently, the Company has not arranged sources for, nor does it have commitments for, adequate outside investment, either in the form of debt or equity, for the funds required to continue operations during 2009. Even if we obtain the capital desired, there can be no assurance that our operations will be profitable in the future, that our product development and marketing efforts will be successful, or that the additional capital will be available on terms acceptable to us, if at all.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of

Voyant International Corporation

Mountain View, California

We have audited the accompanying consolidated balance sheets of Voyant International Corporation and Subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Voyant International Corporation and Subsidiaries as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has losses from operations, has not generated significant revenue, and has a working capital deficiency. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kabani & Company, Inc.

Los Angeles, California
March 27, 2009

VOYANT INTERNATIONAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2008 and 2007

	2008	2007
Assets
Current Assets
Cash and cash equivalents	$127,660	$73,556
Accounts receivable	23,218	4,275
Prepaid expenses	20,538	25,638
Debt issue costs	900,750	––
Total Current Assets	1,072,166	103,469
Non-Current Assets
Intangible assets, net	858,577	925,549
Property and equipment, net	33,370	13,745
Other Assets	18,181	––
Total Assets	$1,982,294	$1,042,763

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable	$209,023	$188,257
Accrued liabilities	278,237	86,643
Deferred income	242,000	—
Due to officers	302,510	589,081
Due to related party	60,000	20,000
Notes payable, net of discount of $758,942 and $2,178, respectively	3,313,892	310,024
Convertible debt, net of discount of $13,165 and $62,270, respectively	404,525	264,777
Settlement payable	210,926	300,000
Registration right liabilities	431,212	––
Total Current Liabilities	5,452,325	1,758,782
Long-Term Liabilities:
Notes Payable - Officers	126,830	357,058
Total Liabilities	5,579,155	2,115,840
Commitments and Contingencies
Stockholders’ Deficit:
Preferred stock, $.001 par value; 2,000,000 shares authorized;1,409,790 shares issued and 1,384,640 shares outstanding as of December 31, 2008 and 1,007,774 shares issued and outstanding as of December 31, 2007	1,410	1,008
Common stock, $.001 par value; 300,000,000 shares authorized; 160,834,594 and 126,807,305 shares, respectively, issued and outstanding	160,835	126,808
Additional paid in capital in excess of par value	45,365,391	34,436,606
Treasury stock	(5,000)	––
Deferred compensation	(62,894)	(308,973)
Accumulated deficit	(49,056,603)	(35,328,526)
Total stockholders’ deficit	(3,596,861)	(1,073,077)
Total Liabilities and Stockholders’ Deficit	$1,982,294	$1,042,763

The accompanying notes are an integral part of the consolidated financial statements.

VOYANT INTERNATIONAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2008 and 2007

	2008	2007
Revenues
License Fees	$370,528	$26,035
Services	108,000	$––
Total revenues	478,528	26,035
Cost of Revenue
License Fees	––	––
Services	140,154
Total cost of revenue	140,154	––

Gross Profit	338,374	26,035

Operating Expenses:
Research and development	2,438,368	1,987,333
Sales and marketing	1,295,320	1,492,684
General and administrative	4,769,848	7,654,419
Impairment of deposit	566,667	––
Total operating expenses	9,070,203	11,134,436

Loss from Operations	(8,731,829)	(11,108,401)

Non-Operating Expenses:
Interest expense	4,104,553	490,643
Loss on settlements	890,095	883,335
Total non-operating expense	4,994,648	1,373,978

Loss Before Income Taxes	(13,726,477)	(12,482,379)
Provision for Income Taxes	(1,600)	(1,600)
Net Loss	$(13,728,077)	$(12,483,979)

Net Loss Per Share – Basic and Diluted	$(0.10)	$(0.10)

Weighted Average Common Shares – Basic and Diluted	143,719,961	119,658,684

Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.

The accompanying notes are an integral part of the consolidated financial statements.

VOYANT INTERNATIONAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2008 and 2007

	2008	2007
Cash Flows from Operating Activities
Net Loss	$(13,728,077)	$(12,483,979)
Adjustments to reconcile net loss to net cash used in operating activities
Shares and warrants issued for services	770,186	1,942,597
Impairment of deposit	566,667	––
Share based compensation	2,986,401	5,975,039
Depreciation	9,833	4,830
Loss on settlement of debt	890,095	883,335
Amortization of debt discount	1,593,352	435,075
Amortization of debt issue costs	1,635,381	––
Amortization of intangible assets	66,972	66,791
Registration right liabilities	431,212	––
Changes in operating assets and liabilities
Accounts receivable	(18,943)	(4,275)
Prepaid expenses and other current assets	5,100	(1,183)
Other assets	(18,181)	––
Accounts payable	554,914	198,470
Settlements payable	(70,000)	(20,954)
Notes payable - officers	282,297	592,073
Deferred income	242,000	––
Accrued liabilities	464,911	54,349
Due to related party	40,000	5,263

Net cash used in operating activities	(3,295,879)	(2,352,569)

Cash Flows from Investing Activities
Acquisition of property and equipment	(29,458)	(18,575)

Cash Flows from Financing Activities
Proceeds from notes payable and convertible debt	4,174,873	1,345,000
Repayment of notes payable and convertible debt	(177,850)	––
Payment of debt issue costs	(485,521)	––
Repayment of Notes payable to officers	(225,000)	––
Proceeds from warrants exercised	––	440,000
Common stock issued for cash	100,000	600,000
Common and preferred stock repurchased	(7,061)	––

Net cash provided by financing activities	3,379,441	2,385,000

Net increase in cash and cash equivalents	54,104	13,856
Cash and Cash Equivalents, beginning of period	73,556	59,700
Cash and Cash Equivalents, end of period	$127,660	$73,556

The accompanying notes are an integral part of the consolidated financial statements.

VOYANT INTERNATIONAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2008 and 2007

(Continued)

	2008	2007

Supplemental Disclosure of Cash Paid for:
Interest	$13,112	$27,349
Income Taxes	$1,600	$1,600

Supplemental Schedule of Non-Cash Investing and Financing Activities:
Shares issued to retire accounts payable and accrued expenses	$1,614,388	$918,311
Shares issued in exchange for convertible notes	$––	$164,611
Shares issued to retire Notes Payable - Officers	$574,096	$566,667
Shares issued to retire notes payable	$362,000	$892,500
Shares issued for acquisition deposit	$566,667	$––

The accompanying notes are an integral part of the consolidated financial statements.

VOYANT INTERNATIONAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

Years Ended December 31, 2008 and 2007

					Additional
	Preferred Stock		Common Stock		Paid-in	Treasury	Deferred	Accumulated
	Shares	Amount	Shares	Amount	Capital	Stock	Compensation	Deficit	Total
Balance, December 31, 2006	2,000	$2	108,999,359	$108,999	$22,829,212	$––	$(612,000)	$(22,844,547)	$(518,334)
Shares issued for cash			5,333,336	5,334	594,666				600,000
Warrants exercised			4,970,043	4,970	435,029				439,999
Shares issued in exchange for Convertible Notes			833,806	834	163,777				164,611
Shares issued for services	505,774	506	2,546,783	2,547	1,576,202		303,027		1,882,282
Warrants issued for services					60,303				60,303
Shares issued to retire Notes Payable - Officers	500,000	500			566,167				566,667
Shares issued to retire short-term notes payable			2,750,000	2,750	889,750				892,500
Shares issued to retire accounts payable and accrued expenses			1,373,978	1,374	916,938				918,312
Fair value of warrants issued with Convertible Notes					216,954				216,954
Beneficial Conversion Feature of Convertible Notes					212,569				212,569
Share based compensation					5,975,039				5,975,039
Net Loss								(12,483,979)	(12,483,979)
Balance, December 31, 2007	1,007,774	1,008	126,807,305	126,808	34,436,606	––	(308,973)	(35,328,526)	(1,073,077)
Shares repurchased			(13,470)	(13)	(2,048)	(5,000)			(7,061)
Shares issued for cash			1,388,820	1,389	98,611				100,000
Warrants exercised			3,285,590	3,285	(3,285)				––
Shares issued for services			4,529,049	4,529	519,578		(210,000)		314,107
Amortization of deferred compensation							456,079		456,079
Conversion of preferred stock to common stock	(122,080)	(122)	975,061	975	(853)				––
Shares issued to retire Notes Payable - Officers	524,096	524			573,572				574,096
Shares issued to retire short-term notes payable			5,351,667	5,352	356,648				362,000
Shares issued to retire accounts payable and accrued expenses			11,202,371	11,202	1,603,186				1,614,388
Fair value of warrants issued with Notes Payable					2,244,789				2,244,789
Shares and warrants issued for debt issue costs			3,058,201	3,058	1,926,389				1,929,447
Shares issued for acquisition deposit			4,250,000	4,250	562,417				566,667
Beneficial Conversion Feature of Convertible Notes					63,380				63,380
Share based compensation					2,986,401				2,986,401
Net Loss								(13,728,077)	(13,728,077)
Balance, December 31, 2008	1,409,790	$1,410	160,834,594	$160,835	$45,365,391	$(5,000)	$(62,894)	$(49,056,603)	$(3,596,861)

The accompanying notes are an integral part of the consolidated financial statements.

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

Note 1 – Description of Business

Voyant International Corporation (“Voyant”, “the Company”, “we”, “our”, “us”) is incorporated in Nevada. We were a development stage company from January 1, 2003 (inception) through December 31, 2007.

We are a holding company focused on identifying and developing different media-based technologies, media assets, and strategic partnerships, and bringing those together to deliver next-generation commercial and consumer solutions. As of December 31, 2008, we had one active wholly-owned direct subsidiary, Rocketstream Holding Company, and one inactive direct subsidiary, Zeros & Ones Technologies, Inc., of which we own 90% of the issued and outstanding common stock. We also have one active wholly-owned indirect subsidiary, RocketStream, Inc., which is wholly owned by RocketStream Holding Company.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation and Going Concern - The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“US GAAP”), which contemplate continuation of the Company as a going concern. However, the Company is subject to the risks and uncertainties associated with a new business, has no established source of revenue, and has incurred significant losses from operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. For the last 6 fiscal years, the Company has not been profitable and has sustained substantial net losses from operations. There can be no assurance that it will generate positive revenues from its operating activities again, or that it will achieve and sustain a profit during any future period, particularly if operations remain at current levels. Failure to achieve significant revenues or profitability would materially and adversely affect the Company's business, financial condition, and results of operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management estimates that the current funds available and on-hand will not be adequate to fund operations throughout fiscal 2009. The Company anticipates that revenue from normal operations will occur in 2009, and will have a material impact offsetting operating expenses during the year. However, the Company is uncertain whether that it will report enough revenue to achieve profit from normal operations, and expects that additional capital will be required to support both ongoing losses from operations and the capital expenditures necessary to support anticipated revenue growth. Currently, the Company has not arranged sources for, nor does it have commitments for, adequate outside investment, either in the form of debt or equity, for the funds required to continue operations during 2009.

Subsequent to December 31, 2008, the Company successfully completed a Bridge loan for $300,000 from a group of investors led by Whitestar LLC, (see Note 12, Subsequent Events, Whitestar Bridge Loan). The Company also sold 10,000,000 shares of restricted common stock in return for $100,000. (see Note 12, Subsequent Events, Equity Sale.)

Development Stage Activities – Prior to 2008, the Company was a development stage company in accordance with Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development State Enterprises. Effective January 1, 2008 the Company is no longer a development stage entity. The Company’s efforts through December 31, 2007, were primarily organizational, directed at acquiring certain assets, raising capital and developing its business plan. Prior to commencement of operations on January 1, 2008, the Company was also focused on completing its reporting requirements, and disposing of certain liabilities and obligations from prior management.

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its subsidiaries, Zeros & Ones Technologies, Inc., RocketStream, Inc. and Rocketstream Holding Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

Use of Estimates - The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Management bases its estimates and assumptions on historical experience and on various other assumptions that it believes are reasonable under the circumstances. Actual results could differ from those estimates.

Cash and Cash Equivalents - The Company considers temporary liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable - Accounts Receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectible, based upon historical experience and management's evaluation of outstanding accounts receivable at the end of the year. No allowance for doubtful accounts is provided as at December 31, 2008 and 2007 as all the amounts were current and collection is reasonably assured.

Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of three to five years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life. The Company capitalizes costs associated with acquiring and installing software to be used for internal purposes.

Intangible Assets – Intangible assets include intellectual property acquired as part of the acquisition of WAA assets in 2006. Intangible assets are stated at cost. Amortization of intangible assets is computed using the revenue or straight-line method, whichever is greater, over an estimated useful life of 15 years. Intangible assets acquired from WAA have a weighted average useful life of approximately 15 years.

Impairment of Long-Lived Assets - Long-lived assets, other than goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does not perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and fair value. Long-lived assets held for sale are reported at the lower of cost or fair value less costs to sell.

During the year ended December 31, 2006, the Company obtained Long-Lived Assets (intangible assets) through its transaction with WAA. At December 31, 2008 the Company had performed an impairment test of its Long-Lived Assets and determined that no impairment should be recorded for its Long-Lived Assets.

Basic and Diluted Loss Per Share - In accordance with the Financial Accounting Standards Board's (“FASB”) SFAS No. 128, “Earnings Per Share,” the basic loss per common share, which excludes dilution, is computed by dividing the net loss available to Common Stock holders by the weighted average number of common shares outstanding. Diluted loss per common share reflects the potential dilution that could occur if all potential common shares had been issued and if the additional common shares were dilutive. As a result of net losses for all periods presented, there is no difference between basic and diluted loss per common share. Potential shares of Common Stock to be issued upon the exercise of options and warrants amounted to 120,809,509 and 61,788,054 shares at December 31, 2008 and 2007, respectively.

Revenue Recognition – The Company recognizes revenue in accordance with Statement of Accounting Position (“SOP”) 97-2, Software Revenue Recognition , as amended, and Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition .

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

The Company recognizes revenue from sales through the Company's website upon shipment of the product. The Company’s software products are licensed on a perpetual basis. Revenue from the sale of software licenses is recognized only when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed or determinable and collection of the resulting receivable is reasonably assured. For sales over the Internet, the Company uses a credit card authorization as evidence of an arrangement.

Revenue from direct sale contracts of the Company’s products to commercial users is recognized based on the terms of the agreement, after the product has been delivered, and collection of the resulting receivable is reasonably assured. Revenue from distributors is recognized when the product has been sold to third party customers.

Product Revenue: Product revenue, including sales to retailers, resellers and distributors (“channel partners”), is recognized when the above criteria are met. The Company reduces product revenue for estimated future returns, price protection, and other offerings, which may occur with our customers and channel partners.

Stock-Based Compensation - In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment.” SFAS No. 123R establishes the accounting for grants of stock options and other transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R (1) revises SFAS No. 123, “Accounting for Stock-Based Compensation,” (2) supersedes Accounting Principles Bulletin (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and (3) establishes fair value as the measurement objective for share-based payment transactions. The Company adopted SFAS No. 123R effective January 1, 2006 in accordance with the standard's early adoption provisions. Prior to December 31, 2006, the Company's Board of Directors had not approved the granting of any employee stock options. As such, the Company is following the provisions of SFAS No. 123R on a prospective basis, and has recorded compensation expenses related to the granting of stock options to employees.

Research and Development - Research and Development costs are charged to operations as incurred, and totaled $2,438,368 for 2008 and $1,987,333 for 2007. Some of the Company's products include infrastructure media delivery technology. See Item 6, Management Discussion and Analysis, Results of Operations, for a discussion of the non-cash charges included in these expenses. The costs to develop such technology have not been capitalized, as the Company is still determining the market requirements for its technology.

Fair Value of Financial Instruments - The estimated fair values for financial instruments under SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. For certain of the Company's financial instruments, including certain assets, accounts payable, accrued liabilities and debt, the carrying amounts approximate fair value due to their maturities.

Concentrations of Credit Risk - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. The Company's product revenues are anticipated from, and will likely be concentrated in the technology industry, which is highly competitive and rapidly changing. Significant technological changes in the industry or customer requirements, or the emergence of competitive products with new capabilities or technologies, could adversely affect operating results. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

Financial instruments that subject the Company to credit risk could consist of cash balances maintained in excess of federal depository insurance limits and accounts receivable, which have no collateral or security. The Company maintains its cash accounts with high credit quality financial institutions. At times cash deposits may be in excess of Federal Deposit Insurance Corporation's limits. To date, the Company has not experienced any such losses and believes it is not exposed to any significant credit risk.

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

Income Taxes - The Company accounts for income taxes using the asset and liability method, as set forth in SFAS No. 109, “Accounting for Income Taxes,” wherein deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. Reserves against deferred tax assets are provided when management cannot conclude their realization probable. In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48,”Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of an uncertain tax position. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. The Company adopted the provisions of FIN 48 effective January 1, 2007.

The adoption of FIN 48 did not have a material effect on the Company’s financial condition or results of operations.

Recently Issued Accounting Pronouncements – In December 2007, the FASB issued SFAS (revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS 141R is effective for fiscal years beginning after December 15, 2008. We do not expect the adoption of this statement to have an impact on our results of operations or financial position.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51 (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. We do not expect the adoption of this statement to have an impact on our results of operations or financial position.

In March 2008, the FASB issued SFAS 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133 (“SFAS 161”), which requires enhanced disclosures about an entity’s derivative and hedging activities. The statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. SFAS No. 161 is effective for fiscal years beginning after November 15, 2008 and interim periods within those fiscal years, with earlier adoption encouraged. We are currently in the process of determining the impact of SFAS 161 on our disclosures.

In February 2008, the FASB issued FASB Staff Position No. 157-2, Effective Date of FASB Statement No. 157, which delays the effective date of SFAS No. 157, Fair Value Measurement (“SFAS 157”), for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. SFAS No. 157 establishes a framework for measuring fair value and expands disclosures about fair value measurements. These nonfinancial items include assets and liabilities such as reporting units measured at fair value in a goodwill impairment test and nonfinancial assets acquired and liabilities assumed in a business combination. We are currently in the process of determining the impact, if any, of adopting the deferred portion of SFAS 157 to the nonrecurring fair value measurements of our nonfinancial assets and nonfinancial liabilities on our results of operations or financial position.

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

In October 2008, the FASB issued FASB Staff Position No. 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active, which clarifies the application of SFAS No. 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. This FASB Staff Position is effective upon issuance, including prior periods for which financial statements have not been issued. We adopted this Staff Position for the quarter ended September 30, 2008 and the adoption did not have any impact on our results of operations or financial position.

The Company does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 – Property and Equipment

At December 31, 2008 and 2007, property and equipment consist of:

	2008	2007
Office equipment	$48,033	$18,575
Less accumulated depreciation	(14,663)	(4,830)
	$33,370	$13,745

Depreciation expense for the years ended December 31, 2008 and 2007 was $9,833 and $4,830, respectively.

Note 4 – Intangible Assets

At December 31, 2008 and 2007, intangible assets consist of:

	2008	2007
Intangible assets	$1,001,855	$1,001,855
Less accumulated amortization	(143,278)	(76,306)
	$858,577	$925,549

Intangible assets include intellectual property acquired as part of the acquisition of WAA assets during the year ended December 31, 2006, when we entered into an Assignment (the “Assignment”) with WAA, LLC (“WAA”), pursuant to which WAA assigned to us all of WAA's right, title, and interest in certain intellectual property, including but not limited to commercial wireless and other communications related patents and license rights, and various rights in connection therewith.

The total amortization expense for the years ending December 31, 2008 and 2007 was $66,972 and $66,791, respectively.

The amortization of these intangible assets approximates $67,000 per year for each of the next five years.

Note 5 – Notes Payable

At December 31, 2008 and 2007, notes payable consist of:

	2008	2007
Bridge loans	$3,702,703	$––
Secured note, interest at 18% per annum	––	150,000
Unsecured note, interest at 12% per annum	36,000	150,000
	3,738,703	300,000
Accrued interest	334,131	12,202
Less: debt discount	(758,942)	(2,178)
	$3,313,892	$310,024

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

Bridge Loans

During the year ended December 31, 2008, we entered into three loan agreements with jointly controlled entities for a total of $3,702,703. The original terms of each loan is presented below. Subsequent to the period ended December 31, 2008, we amended the maturity dates of the first and second loans to correspond with that of the third loan, which is October 9, 2009.

MapleRidge Bridge

On February 29, 2008, we entered into a $2,000,000 Loan Agreement with MapleRidge Insurance Services, Inc. (“MapleRidge Bridge”). Terms of the transaction were as follows:

•

Interest on the loan is 15% annually (calculated on the basis of the actual number of days elapsed over a year of 360 days), payable on each 30 day anniversary of the Closing Date.

•

The loan is evidenced by a Secured Promissory Note (the “Note”) and secured by all of the assets of Voyant, which security interest is evidenced by a Security Agreement.

•

All principal and any accrued but unpaid interest is due on the earlier of October 26, 2008; or the date on which Voyant has received an aggregate of $2,500,000 from the sale(s) of its capital stock and/or any options, warrants, calls, rights, commitments, convertible securities and other securities pursuant to which the holder, directly or indirectly, has the right to acquire its capital stock or equity, from and after the MapleRidge Bridge closing date, in one or a series of transactions.

After the expiration of the term of the MapleRidge Bridge loan, MapleRidge may convert amounts due under the loan to shares of our common stock (“Common Stock”) at $.08852 per share. Prior to the expiration of the term, MapleRidge does not have the choice to convert into Common Stock. We may require MapleRidge to convert the MapleRidge Bridge loan at the conversion price at any time provided that the average closing bid price for the Common Stock for a period of 20 consecutive trading days exceeds $.44260.

We also issued warrants to MapleRidge which entitle them to purchase 18,075,012 shares of our common stock at $.11065 per share and 18,075,012 shares of our common stock at $.16598 per share. The warrants are exercisable for a period of five years from the closing date. We have agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock into which the warrants are convertible not later than 60 days after the closing date and to cause that registration statement to become effective not later than 180 days after the closing date. If we are advised by legal counsel that the filing of the registration statement may preclude the private placement of securities in a PIPE transaction prior to the effectiveness of the registration statement, the filing deadline will be delayed until within 10 business days following the earlier of (a) the completion of any larger PIPE financing following the MapleRidge Bridge loan and (b) the day on which we no longer are so advised that the filing of the registration statement may preclude the private placement of securities in a PIPE transaction.

We calculated the fair value of the warrants using the Black-Scholes model and recorded a debt discount against the face of the notes (based on the relative fair value of the warrants and the debt) to be amortized to interest expense over the life of the notes. For the amounts borrowed from MapleRidge Bridge, we recorded $1,224,053 of debt discount.

In connection with the MapleRidge Bridge loan, we paid placement agent and finders’ fees of approximately $264,000. We also issued warrants to purchase 10,302,757 shares of our common stock at $.11065 per share to the placement agent and finder. The warrants issued to placement agents and finders have terms and conditions similar to those issued to MapleRidge. The Company recorded $930,697 for the warrants issued. We also issued 1,265,251 restricted common shares to the placement agent valued at $145,504.

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

Amended terms to MapleRidge Bridge Loan (now “The Brown Family Trust First Bridge Loan”)

During the period ended June 30, 2008, we completed another loan with a related entity (Blue Heron, discussed below), and in conjunction with the closing the new bridge with Blue Heron, we consented to the following changes to the MapleRidge loan:

•

The term of the loan was changed to 360 days from origination from the original 240 days, therefore the Maturity date is now February 23, 2009,

•

The warrants were given a cashless exercise provision where they did not previously have this option,

•

The warrants were allocated to different entities all essentially owned by the same people, and

•

The holder was changed from MapleRidge to Blue Heron, and then subsequently to The Brown Family Trust.

All other terms and conditions of the MapleRidge Bridge remain unchanged.

Blue Heron Bridge Loan (now “The Brown Family Trust Second Bridge Loan”)

In June 2008, we entered into an additional loan of $702,703 with The Blue Heron Family Trust (the “Blue Heron Bridge”). The Loan Agreement with The Blue Heron Family Trust (“Blue Heron”) has terms substantially similar to those with MapleRidge, and as follows:

•

Interest on the loan is 15% annually (calculated on the basis of the actual number of days elapsed over a year of 360 days), payable on each 30 day anniversary of the closing date.

•

All principal and any accrued but unpaid interest is due on the earlier of June 4, 2009; or the date on which Voyant has received an aggregate of $3,500,000 from the sale(s) of its capital stock and/or any options, warrants, calls, rights, commitments, convertible securities and other securities pursuant to which the holder, directly or indirectly, has the right to acquire its capital stock or equity, from and after the Loan Closing Date, in one or a series of transactions.

After the expiration of the term of the Blue Heron Bridge loan, Blue Heron may convert amounts due under the loan to shares of our Common Stock at $.14112 per share (the “Conversion Price”). Prior to the expiration of the term MapleRidge, does not have the choice to convert into Common Stock. We may require Blue Heron to convert the Blue Heron Bridge loan at the Conversion Price at any time provided that the average closing bid price for the Common Stock for a period of 20 consecutive trading days exceeds $.70560.

We also issued warrants to Blue Heron which entitle them to purchase 2,987,683 shares of our common stock at $.17640 per share and 2,987,683 shares of our common stock at $.26460 per share. The warrants are exercisable for a period of five years from the closing date. We have agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock into which the warrants are convertible not later than 60 days after the closing date and to cause that registration statement to become effective not later than 180 days after the closing date. If we are advised by legal counsel that the filing of the registration statement may preclude the private placement of securities in a PIPE transaction prior to the effectiveness of the registration statement, the filing deadline will be delayed until within 10 business days following the earlier of (a) the completion of any larger PIPE financing following the Loan and (b) the day on which we no longer are so advised that the filing of the registration statement may preclude the private placement of securities in a PIPE transaction.

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

We calculated the fair value of the warrants using the Black-Scholes model and recorded a debt discount against the face of the notes (based on the relative fair value of the warrants and the debt) to be amortized to interest expense over the life of the notes. For the amounts borrowed from Blue Heron Bridge we recorded $394,563 of debt discount.

In connection with the Blue Heron Bridge loan, we paid placement agent and finders’ fees of approximately $91,439. We also agreed to issue 557,700 common shares to the placement agent and finder valued at $94,809. We also agreed to issue warrants to purchase 1,991,789 shares to the finder. The warrants to placement agents and finders have terms and conditions similar to those issued to Blue Heron. The Company recorded debt issuance cost of $312,328 for the warrants issued. The total debt issue costs of $498,576 have been recorded as a deferred charge in the accompanying balance sheet, and are being amortized as interest expense over the term of the Blue Heron Bridge loan.

Blue Heron assigned its rights under the Loan to The Brown Family Trust upon the making of the Note. Also, Blue Heron assigned the warrants issued to it in the Blue Heron Bridge to different entities all essentially owned by the same people and the borrower was changed from Blue Heron to Brown Family Trust.

The Brown Family Trust Third Bridge Loan

In October 2008, we entered into an additional loan of $1,000,000 with The Brown Family Trust (the “Brown Family Third Bridge”). The Loan Agreement with The Brown Family Trust (“Brown Family”) has terms substantially similar to those with MapleRidge, and as follows:

•

Interest on the loan is 15% annually (calculated on the basis of the actual number of days elapsed over a year of 360 days), payable on each 30-day anniversary of the closing date.

•

All principal and any accrued but unpaid interest is due on the earlier of October 9, 2009; or the date on which Voyant has received an aggregate of $3,500,000 from the sale(s) of its capital stock and/or any options, warrants, calls, rights, commitments, convertible securities and other securities pursuant to which the holder, directly or indirectly, has the right to acquire its capital stock or equity, from and after the Loan Closing Date, in one or a series of transactions.

After the expiration of the term of the Brown Family Third Bridge loan, Brown Family may convert amounts due under the loan to shares of our Common Stock at $.11000 per share (the “Conversion Price”). Prior to the expiration of the term, MapleRidge does not have the choice to convert into Common Stock. We may require Brown Family to convert the Brown Family Third Bridge loan at the Conversion Price at any time provided that the average closing bid price for the Common Stock for a period of 20 consecutive trading days exceeds $.55000.

We also issued warrants to Blue Heron which entitle them to purchase 8,181,818 shares of our common stock at $.01000 per share and 2,727,272 shares of our common stock at $.13750 per share. The warrants are exercisable for a period of five years from the closing date. We have agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock into which the warrants are convertible not later than 60 days after the closing date and to cause that registration statement to become effective not later than 180 days after the closing date. If we are advised by legal counsel that the filing of the registration statement may preclude the private placement of securities in a PIPE transaction prior to the effectiveness of the registration statement, the filing deadline will be delayed until within 10 business days following the earlier of (a) the completion of any larger PIPE financing following the Loan and (b) the day on which we no longer are so advised that the filing of the registration statement may preclude the private placement of securities in a PIPE transaction.

We calculated the fair value of the warrants using the Black-Scholes model and recorded a debt discount against the face of the notes (based on the relative fair value of the warrants and the debt) to be amortized to interest expense over the life of the notes. For the amounts borrowed from Brown Family Third Bridge we recorded $551,884 of debt discount.

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

In connection with the Brown Family Third Bridge loan, we paid placement agent and finders’ fees of approximately $130,000. We also agreed to issue 1,018,182 common shares to the placement agent. We also agreed to issue 3,636,363 warrants to the finder. The Company recorded debt issuance cost of $410,521 for the warrants issued. The warrants issued and to be issued to the finder has terms and conditions similar to those issued to Brown Family.

Brown Family assigned the warrants issued to it in the Brown Family Third Bridge to different entities all essentially owned by the same people.

For the year ended December 31, 2008, the total amortization of debt issue costs for the First, Second and Third Brown Family Trust Bridge Loans was $1,635,381, and the total amortization of interest expense related to the issuance of warrants was $1,411,560.

Registration Rights liabilities:

The Company issued notes payable under various Bridge financing starting February 2008 to October 2008. The final closing dates range from March 2008 to October 2008. Based on the warrants purchase agreement, the Company has to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock into which the warrants are convertible not later than 60 days after the closing date (“Filing Deadline”) and to cause that registration statement to become effective not later than 180 days after the closing date (“Effectiveness Deadline”). If the registration statement is not filed with the SEC by the Filing Deadline, the Company shall issue to the holders additional warrants for each 30-day period during which time the Registration Statement has not been filed with the SEC equal to 1% of the warrants issued as part of Bridge loan. If the Registration Statement required to be filed with the SEC is not declared effective by the SEC by the Effectiveness Deadline, the Company shall issue to the holder an additional warrant equal to 1% of the warrants issued as part of Bridge loan for each 30-day period commencing on the Effectiveness Deadline.

As of December 31, 2008, the Company has not filed the registration statement. As a result, the Company has accrued the value of warrants to be issued due to not filing of registration statement for each additional 30-day period from the Filing Deadline. The registration right liabilities related to the unissued warrants amounted to $431,212 as at December 31, 2008.

Note 6 – Convertible Debt

At December 31, 2008 and 2007, convertible debt consists of:

	2008	2007
Unsecured convertible notes, interest between 8% and 12% per annum, due at various dates in 2009	$405,170	$320,000
Accrued interest	12,520	7,047
Less: debt discount	(13,165)	(62,270)
	$404,525	$264,777

During 2008, the Company issued approximately $472,000 of unsecured convertible notes (“Notes”) and warrants (“Note Warrants”) to individual investors. The Notes accrue interest at various rates between 8% and 12% per annum commencing immediately from the date of issuance. The Notes are due at various dates and are generally mature one year from the date of issuance. The principal balance of the Notes and any accrued and unpaid interest can be convertible into shares of Restricted Common Stock. The decision to convert to Restricted Common Stock is at the sole election of the Note holder, and the conversion price will be calculated using a discount to the closing price for the five trading days prior to the requested conversion, subject to a floor or minimum price. The discounts range from 25% to 35% of the average closing price.

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

The Notes include Note Warrants to purchase shares of our Common Stock at various prices ranging from $0.11 to $0.85 per share. Each Note holder received two (2) Note Warrants for each dollar of their original investment. The term of the Note Warrants is approximately three years. As of December 31, 2008, we had issued 930,040 Note Warrants in connection with the above Notes, and none have been exercised.

During 2008, we amended the terms of the Notes, by extending the due dates by one year from the original due dates. The interest rates and conversion terms were generally unchanged. As consideration for the extension, we issued warrants (“Extension Warrants”) to purchase 330,000 shares of Common Stock, on substantially the same terms as the Note Warrants.

We calculated the fair value of the Note Warrants and Extension Warrants using the Black-Scholes model and recorded a debt discount against the face of the Notes (based on the relative fair value of the warrants and the debt) to be amortized to interest expense over the 12-month life of the Notes. In accordance with EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” which provides guidance on the calculation of a beneficial conversion feature on a convertible instrument, we determined that the Notes also had a beneficial conversion feature, which we recognized as interest expense and amortized over the term of the notes.

For the year ended December 31, 2008, we recorded $74,286 of debt discount and $63,380 of beneficial conversion. Related interest expense amounted to $186,771 during the period.

The holders of the Notes, Note Warrants and Extension Warrants have registration rights that require us to register the resale of the Common Stock issuable upon conversion of the Notes or the exercise of the Note Warrants or Extension Warrants issued hereunder should we file a registration statement with the Securities and Exchange Commission (“SEC”).

Note 7 – Settlements Payable

An amount of $60,926 was due to the prior Chief Executive Officer of the Company as of December 31, 2008. The original amount was $300,000 During the period ended June 30, 2008, the Company reached an agreement with the holder of the note to settle the liability in common stock. The amount of the obligation was increased by $50,000 in return for a full release of all claims and future claims. We have issued 2,450,000 shares of common stock and reduced the amount of the obligation to $60,926 at December 31, 2008. Subsequent to December 31, 2008, the Company issued an additional 500,000 shares of common stock to fully settle this obligation. As of December 31, 2008, Company recorded $33,163 as loss on settlement of debt.

On February 12, 2008, a former note holder, Joseph Montesi, filed a Complaint in the United States District Court for the Western District of Tennessee, Western Division (assigned Case No. 2:08-cv-02089-DKV). Mr. Montesi alleged claims for breach of contract and misrepresentation and sought money damages. Mr. Montesi's Complaint focused upon certain Loan and Warrant Agreements which were allegedly entered into in 2001 and 2002. During the period ended December 31, 2008, the Company resolved this dispute with Montesi. In return for a full release of all claims and liabilities, the Company paid Mr. Montesi $70,000 in cash, issued 250,000 shares of common stock and a warrant to purchase 500,000 shares of common stock at $0.15, and a warrant to purchase 250,000 shares of common stock at $0.25. The Company also agreed to provide him common stock with a market value of $170,000 based on the prevailing market price, at the date of our choosing, between July 16, 2008 and December 15, 2008. As of December 31, 2008, the Company has only settled $20,000 out of $170,000 by issuing shares, the balance of $150,000 is included under settlement payable in the accompanied financial statements.

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

Note 8 – Related Party Transactions

Current amounts due related parties at December 31, 2008 and 2007 consist of:

	2008	2007
Due to officers - wages	$122,510	$348,879
Due to officers - expenses to be reimbursed	––	40,202
Due to officers - executive bonus	180,000	$200,000
	302,510	589,081
Due to related party - director	60,000	20,000
	$362,510	$609,081

All the above payables are interest free, unsecured and due on demand.

Long term liabilities to related parties totaled $126,830 and $357,058 at December 31, 2008 and 2007, respectively, and represent a note in the original principal amount of $350,000, bearing interest at a rate of 8% per annum, that was issued as a result of the WAA, LLC transaction. The accrued and unpaid interest as of December 31, 2008 and 2007 was $1,830 and $7,058, respectively.

During 2008 and 2007, notes representing unreimbursed fees and expenses due officers of the Company were converted into shares of Series B Convertible Preferred Stock. See Note 9, Stockholder’s Equity.

Note 9 - Stockholders' Equity

Common Stock

We have 300,000,000 shares of Common Stock authorized pursuant to a Certificate of Amendment to the Articles of Incorporation dated July 18, 2008 increasing our authorized Common Stock from 260,000,000 shares to 300,000,000 shares. Subsequent to December 2008, our Board of Directors approved an increase of our authorized Common Stock to 600,000,000.

During 2008, we issued Common Stock as follows:

•

We issued 7,320,700 shares of common stock to various note holders for the repayment of debt and interest.

•

We issued 6,783,338 shares of common stock for settlement of accounts payable.

•

We issued 2,629,049 shares of common stock for services.

•

We issued 3,058,201 shares of common stock for investment banking and financial advisory services related to Notes Payable (Note 5).

•

We issued 3,285,590 shares of common stock in exchange for the exercise of 4,890,188 warrants.

•

We issued 1,900,000 shares of common stock in conjunction with deferred services.

•

We issued 2,450,000 shares of common stock in conjunction with settlements payable (Note 7).

•

We issued 4,250,000 shares of common stock as a deposit for an asset acquisition that was ultimately abandoned. These shares were not refundable and the entire amount of $566,667 was impaired during the year ended December 31, 2008 in the accompanied financial statements.

•

We issued 975,061 shares of common stock in exchange for 122,080 shares of Preferred Stock.

•

We sold 1,388,820 shares for $100,000.

As of December 31, 2008, we had 160,834,594 shares of Common Stock issued and outstanding.

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

Preferred Stock

We have a total of 2,000,000 shares of Preferred Stock authorized. The issued shares total 1,409,790 and outstanding shares total 1,384,640 and are detailed as follows:

Series A Preferred Stock

As of December 31, 2008, we had 3,000 shares of Series A Convertible Preferred Stock authorized, issued and outstanding, with a par value $0.001.

Series B Convertible Preferred Stock

As of December 31, 2008, we had 1,970,000 shares of Series B Convertible Preferred Stock authorized, with a par value $0.001. As of December 31, 2008, we had 1,406,790 shares of Series B Convertible Preferred Stock issued and 1,381,640 outstanding.

The holders of the Series B Convertible Preferred have certain conversion rights into shares of the common stock of the Company, par value $0.001 per share. Upon written notice to Voyant of election of conversion or upon the death of a holder or Series B Preferred, each share of Series B Preferred shall automatically convert into a number of shares of Common Stock with an aggregate conversion price (the “Conversion Price”) equal to $1.00. The Conversion Price of the Common Stock is the lesser of (a) $.15 or (b) the greater of (A) $.08, as proportionately adjusted for any subdivision (by stock split, recapitalization, or otherwise) of the outstanding Common Stock into a greater number of shares, combination (by reverse stock split or otherwise) of the outstanding Common Stock into a smaller number of shares, or distributions or dividends on the Common Stock in shares of Common Stock or (B) the product of (i) the Volume Weighted Average Price of Common Stock for the ninety (90) calendar days preceding such date (as adjusted for any subdivision (by stock split, recapitalization, or otherwise) of the outstanding Common Stock into a greater number of shares, combination (by reverse stock split or otherwise) of the outstanding Common Stock into a smaller number of shares, or distributions or dividends on the Common Stock in shares of Common Stock occurring during such 90 day period) multiplied by (ii) 0.98 raised to a power equal to the number of calendar quarters or portion thereof for which preferred shares have been held for. .

During 2008, the Company converted 122,080 shares of Series B Convertible Preferred Stock into 975,061 shares of Common Stock. Additionally, 524,096 shares of Series B Convertible Preferred Stock were issued to certain officers to retire amounts outstanding for unreimbursed fees and expenses (Note 8). Subsequent to December 2008, the Company converted an additional 402,852 shares of Series B Convertible Preferred Stock into 4,921,438 shares of Common Stock.

Treasury Stock:

During 2008, the Company repurchased 25,160 shares of Series B Convertible Preferred Stock for $5,000.

Note 10 – Options & Warrants

Stock Option Plan

In July 2006, our board of directors adopted the 2006 Incentive Stock Option Plan (the "2006 Plan") that provides for the issuance of qualified stock options to our employees. Under the terms of the 2006 Plan, under which 20,000,000 shares of common stock are reserved for issuance (increased from 10,000,000 during 2008), options to purchase common stock are granted at not less than fair market value, become exercisable over a 4 year period from the date of grant (vesting occurs annually on the grant date at 25% of the grant), and expire 10 years from the date of grant. The board also approved the cancellation of the 2000 Plan such that no new options could be issued under that plan.

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

The fair value of each stock option is estimated using the Black Scholes model. Expected volatility is based on management's estimate using the historical stock performance of the Company, the expected term of the options is determined using the “simplified” method described in SEC Staff Accounting Bulletin No. 107, and the risk free interest rate is based on the implied yield of U.S. Treasury zero coupon bonds with a term comparable to the expected option term.

The following table summarizes the options outstanding as of December 31, 2008:

	Options Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding, January 1, 2008	26,550,000	$0.40	$––
Granted	4,870,000	$0.09	––
Forfeited/Canceled	(2,450,000)	$0.39	––
Exercised	––	––	––
Outstanding, December 31, 2008	28,970,000	$0.09	$15,140
Exercisable at December 31, 2008	23,228,800	$0.09	$––

As of December 31, 2008, we had issued 15,470,000 options to employees under the 2006 Plan. The options had a weighted average exercise price of $0.09. Also, we issued 13,500,000 options to employees outside of the 2006 Plan (see Note 13, Employment Agreements). The options have a weighted average exercise price of $0.09, and have a term of 10 years.

The options outstanding at December 31, 2008 have a weighted average remaining life of 8.33 years. During 2008, the Company modified the exercise price of 24,500,000 share options held by 10 employees, to $0.09 per share. As a result of that modification, the Company recognized additional compensation expense of approximately $49,000.

During the year ended December 31, 2008, the Company granted 4,870,000 options to employees. The options had exercise price ranging from $0.08 to $0.09. The range of the assumptions used in calculating the fair value of options granted using the Black-Scholes option-pricing model are as follows:

Risk-free interest rate	1.66%-3.36%
Expected life of the options	5.75 years
Expected volatility range	151%-166%
Expected dividend yield

Total compensation expense relating to employee stock options recognized for the years ended December 31, 2008 and 2007 was $2,986,401 and $5,975,039, respectively.

Warrants

The following table summarizes the warrants outstanding as of December 31, 2008:

	Warrants Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding, January 1, 2008	30,223,964	$0.14	$903,062
Granted	149,766,398	$0.14	––
Forfeited/Canceled	(83,260,665)	$0.14	––
Exercised	(4,890,188)	0.09	––
Outstanding, December 31, 2008	91,839,509	$0.14	$982,214

All the above warrants are exercisable as of December 31, 2008.

The warrants outstanding at December 31, 2008 have a weighted average remaining life of 6.5 years

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

Note 11 – Income Taxes

Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. In assessing whether the deferred tax assets will be realized in future, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are expected to become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

There was an increase of $13,728,077in the accumulated deficit for the year ending December 31, 2008. In order to fully realize the deferred tax assets, the Company will need to generate future taxable income of approximately $21,000,000 prior to the expiration of the NOL carryforwards in 2028. Based upon the level of historical taxable losses and after considering projections for future taxable income over the periods in which the deferred tax assets are expected to be deductible, management believes it is more likely than not that the Company will not realize the benefits of these deductible differences at December 31, 2008. Accordingly, the Company has recorded a full valuation allowance against its deferred tax assets. Management will continue to assess the valuation allowance. To the extent it is determined that a valuation allowance is no longer required with respect to certain deferred tax assets, the tax benefit, if any, of such deferred tax assets will be recognized in the future.

The components of the income tax provision for the years ended December 31, 2008 and 2007, were as follows:

	2008	2007
Current	$1,600	$1,600
Deferred	––	––
	$1,600	$1,600

Deferred tax assets:

	2008	2007
Federal Net Operating Loss	$7,274,000	$9,520,000
State Net Operating Loss	1,891,000	1,680,000
Other, net	(498,000)	11,200,000
Total Deferred Tax Asset	$8,700,000	$(11,200,000)
Less valuation allowance	(8,700,000)	9,520,000)
	$––	$––

At December 31, 2008, the Company had federal and state net operating loss (“NOL”) carryforwards of approximately $21,000,000. Federal NOLs could, if unused, expire in varying amounts in the years through 2028. State NOLs, if unused, could expire in varying amounts through 2018.

The reconciliation of the effective income tax rate to the federal statutory rate for the fiscal years ended January 1, 2008 and January 2, 2007 is as follows:

	2007	2006
Federal income tax rate	(34%)	(34%)
State tax, net of federal benefit	––	(6%)
Non-deductible expenses	8%
Increase in valuation allowance	26%	40%
Effective income tax rate	0.0%	0.0%

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

Utilization of the net operating loss and tax credit carryforwards is subject to significant limitations imposed by the change in control rules under I.R.C. 382, limiting its annual utilization to the value of the Company at the date of change in control times the federal discount rate. A significant portion of the NOLs may expire before they can be utilized.

Note 12 - Commitments and Contingencies

Lease Agreement

On February 27, 2008 we entered into a 27-month lease agreement with a third party for 1,818 square feet of office space located in Mountain View, California. The agreement commenced April 15, 2008 and requires monthly lease payments of $8,181, which escalate to $8,849 through July 31, 2010.

Future minimum lease payments under this operating lease as of December 31, 2008, are as follows:

Year	Minimum Lease Payment
2009	100,952
2010	60,750
$161,702

Rent expense amounted to $132,083 and $85,573 for the years ended December 31, 2008 and 2007, respectively.

Legal Proceedings

During 2008, we were involved in the legal proceedings described below. We are not aware of any outstanding litigation as of March 31, 2009 except as described below

On February 12, 2008, a former note holder, Joseph Montesi, filed a Complaint in the United States District Court for the Western District of Tennessee, Western Division (assigned Case No. 2:08-cv-02089-DKV). Mr. Montesi alleged claims for breach of contract and misrepresentation and sought money damages. Mr. Montesi's Complaint focused upon certain Loan and Warrant Agreements which were allegedly entered into in 2001 and 2002. During the period ended December 31, 2008, the Company resolved this dispute with Montesi. In return for a full release of all claims and liabilities, the Company paid Mr. Montesi $70,000 in cash, and agreed to provide him common stock with a market value of $170,000 based on the current market price, at the date of our choosing, between now and December 15, 2008. We also gave him 250,000 shares of common stock, a warrant to purchase 500,000 shares of common stock at $0.15, and a warrant to purchase 250,000 shares of common stock at $0.25. Subsequent to 2008, we issued a total of 1,889,000 shares of restricted common stock in full satisfaction of the $170,000 obligation.

On June 30, 2008, ADAPT4, LLC, a Florida limited liability company and Investors Life Insurance Corporation, a Turks and Caicos corporation, filed suit in the Circuit Court of the Eighteenth Judicial Circuit, in and for Brevard County, Florida against Edward C. Gerhardt and Voyant International Corporation, a Nevada corporation, alleging violation of the Florida Uniform Trade Secrets Act, §688.01, et seq., Florida Statutes, for misappropriation of trade secrets, which suit seeks permanent injunctive relief and damages against Voyant International Corporation, a Nevada corporation. Voyant denies any liability and intends to defend itself against this frivolous lawsuit.

Employment/Consulting Contracts

On February 15, 2007, the Company entered into employment agreements with retroactive effective dates of January 1, 2007 with each of Dana R. Waldman, Mark M. Laisure and Scott Fairbairn.

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

Dana R. Waldman agreed to serve as our Chief Executive Officer and Secretary pursuant to an employment agreement defining the terms and conditions of his employment entered and executed February 15, 2007 with a retroactive effective date of January 1, 2007. The agreement is effective for an initial period of two years, and provides for a base annual salary of $300,000. Mr. Waldman is also eligible to participate in our executive bonus plan for a target bonus of 50% - 75% of his base salary that will be based upon certain performance milestones as established by the Compensation Committee or the Board of Directors. Mr. Waldman was also granted an additional bonus, the vesting and payment of which is subject to certain operating and financial milestones and events. Mr. Waldman remains a member of our Board of Directors.

Mark M. Laisure, our Chairman of the Board, entered into an employment agreement defining the terms and conditions of his employment entered into on February 15, 2007 with a retroactive effective date of January 1, 2007. The agreement is effective for an initial period of two years, and provides for a base annual salary of $250,000. Mr. Laisure is also eligible to participate in our executive bonus plan for a target bonus of 50% - 75% of his base salary that will be based upon certain performance milestones as established by the Board of Directors or our Compensation Committee.

Scott Fairbairn, our Chief Technology Officer, entered into an employment agreement on February 15, 2007 with a retroactive effective date of January 1, 2007. The employment agreement is effective for an initial period of two years, and provides for a base annual salary of $250,000. Mr. Fairbairn is also eligible to participate in our executive bonus plan for a target bonus of 50% - 75% of his base salary that will be based upon certain performance milestones as established by the Board of Directors or our Compensation Committee. Mr. Fairbairn remains a member of our Board of Directors and Chief Executive Officer of the Company’s wholly-owned subsidiary, Rocketstream Holding Corp., and its wholly-owned subsidiary RocketStream, Inc. During 2008, we entered into a Separation Agreement with Mr. Fairbairn such that in return for a one time cash payment of $103,169 and the continued vesting of certain options, Mr. Fairbairn agreed to release Voyant from any and all claims related to this employment agreement, along with the performance of certain development tasks.

Guarantees

In November 2002, the FASB issued FIN No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantee of Indebtedness of Others. The Company has determined that certain agreements, described below, fall within the scope of FIN 45.

Under its bylaws, the Company has agreed to indemnify its officers and directors for certain events or occurrences arising as a result of the officer or director's serving in such capacity. The Company has in force a directors and officers liability insurance policy that would limit the Company's exposure and would enable it to recover a portion of any future amounts paid resulting from the indemnification of its officers and directors. In addition, the Company enters into indemnification agreements with other parties in the ordinary course of business. In some cases the Company may obtain liability insurance providing coverage that limits its exposure for these other indemnified matters. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification agreements. The Company believes the estimated fair value of these indemnification agreements is minimal and has not recorded a liability for these agreements as of December 31, 2008.

Note 13 - Subsequent Events

Whitestar Bridge Loan

On January 27, 2009, we executed four Secured Notes in aggregate sum of $300,000 (the “Notes”) in favor of White Star LLC, Mueller Trading L.P., Jason Lyons, and SRZ Trading, LLC (collectively referred to herein as the “Lenders”) under the following terms:

–

The Notes are secured by all of the assets of the Company

–

The Notes mature on May 27, 2009. Subsequent to completing these loans the maturity was extended to October 13, 2009.

–

Interest on the loan is 18% annually

–

The Notes contain customary default provisions.

–

Voyant may prepay all or any portion of the principal amount of the Notes, without penalty or premium

VOYANT INTERNATIONAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

–

Pursuant to the Notes, Voyant issued warrants to the Lenders entitling the holders thereof to purchase up to 5,500,000 shares of the Company’s common stock at $.075 per share and are exercisable for a period of five years

Equity Sale

On March 6, 2009, we sold 10,000,000 shares of restricted common stock to an unrelated third party, in return for $100,000. We relied on Section 3(a)(9) of the Securities Act, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

Prospectus dated _______, 2009

VOYANT INTERNATIONAL CORPORATION

45,919,530 shares of Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$65.34
Printing and engraving expenses	1,000.00
Blue Sky fees and expenses	500.00
Legal fees and expenses	10,000.00
Accounting fees and expenses	2,500.00
Miscellaneous	500.00

Total	$14,565.34

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78(1)(2)(3) & (4) of the Nevada Revised Statutes (the "NRS") permits corporations to indemnify a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation and By-laws allows us to indemnify and hold harmless our directors and officers from any liability or damage incurred by them as a result of the performance of their duties to the Company within the scope of their authority, or because of their position as officers and directors of the Company, to the maximum extent permitted by and subject to the limitations of applicable state and federal law. The Company is also authorized to enter into separate indemnification agreements with its officers and directors in accordance with any resolution duly adopted by the Company’s Board of Directors.

Our By-laws, Article X Section 3, do permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Nevada law would permit indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following is a summary of sales of our securities that were not registered under the Securities Act during the last three years:

For the year ended December 31, 2006

During the year ended December 31 2006, we issued 48,235,000 shares of common stock for the purchase of RocketStream Holding Corporation. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2006, we issued 10,737,477 shares of common stock pursuant to the conversion of $1,079,399 of Convertible Notes, at the request of the noteholders We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31 2006, we issued 7,415,576 shares for services for which we incurred an operating expense of $738,921. We relied on Section 4(2) of the Securities Act, promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31 2006, we issued 1,176,471 shares to retire notes payable to officers in the amount of $100,000. We relied on Section 4(2) of the Securities Act, promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

For the year ended December 31, 2007

During the year ended December 31, 2007, we issued 5,333,336 shares of common stock for cash in the amount of $600,000. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2007, we issued 4,970,043 shares of common stock as a result of warrant exercises. We received cash in the amount of $439,999 in return for this exercise. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2007, we issued 833,806 shares of common stock pursuant to the conversion of $164,611 of Convertible Notes, at the request of the noteholders .. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act

During the year ended December 31, 2007, we issued 2,546,783 shares for consulting services for which we incurred an operating expense of $1,882,282. We relied on Section 4(2) of the Securities Act, promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2007, we issued 2,750,000 shares of common stock pursuant to the conversion of $892,500 of certain short term notes payable. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2007, we issued 1,373,978 shares for accounts payable and accrued expenses for which we incurred an operating expense of $918,312. We relied on Section 4(2) of the Securities Act, promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

For the year ended December 31, 2008

During the year ended December 31, 2008, we issued 5-year warrants to MapleRidge Insurance Services, Inc. (assigned to The Brown Family Trust in June, 2008) for the purchase of up to 18,075,012 shares of our common stock at $0.11065 per share and for the purchase of up to 18,075,012 shares of common stock at $0.16598 per share. In October 2008, the warrants were amended to allow for cashless exercise. The warrants were issued in connection with a $2,000,000 loan to us from MapleRidge, which is evidenced by a Secured Promissory Note that we issued to MapleRidge. After October 9, 2009, MapleRidge may convert amounts due under the Note to shares of our common stock at $0.08852 per share. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 5-year warrants to The Blue Heron Trust (later assigned to the Brown Family Trust) for the purchase of up to 10,302,757 shares of our common stock at $0.11065 per share for placement agent and finder services in the June, 2008 transaction with MapleRidge discussed above. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 1,265,251 shares of our common stock to GP Group, LLC for placement agent and finder services in the June, 2008 transaction with MapleRidge discussed above. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 5-year warrants to The Blue Heron Family for the purchase of up to 2,987,683 shares of our common stock at $0.17640 per share and for the purchase of up to 2,987,683 shares of common stock at $0.26460 per share. The warrants were issued in connection with a $702,703 loan to us from The Blue Heron Family, which is evidenced by a Promissory Note that we issued to The Blue Heron Family. After October 9, 2009, The Blue Heron Family may convert amounts due under the Note to shares of our common stock at $0.14112 per share.  We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 557,700 shares of our common stock to GP Group, LLC for placement agent and finder services in the June , 2008 transaction with The Blue Heron Family discussed above. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 5-year warrants to Heartland Corporation   for the purchase of up to 1,991,789 shares of our common stock at $.14  per share for placement agent and finder services in the October, 2008 transaction with The Blue Heron Family discussed above. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 5-year warrants to The Brown Family Trust for the purchase of up to 8,181,818 shares of our common stock at $0.01 per share and for the purchase of up to 2,727,272 shares of common stock at $0.1375 per share. The warrants were issued in connection with a $1,000,000 loan to us from The Brown Family Trust, which is evidenced by a Secured Promissory Note that we issued to The Brown Family Trust. After October 9, 2009, MapleRidge may convert amounts due under the Note to shares of our common stock at $0.08852 per share. . We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008 , we issued 1,018,182 shares of our common stock to GP Group, LLC for placement agent and finder services in the October 2008 transaction with The Brown Family Trust discussed above. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 5-year warrants to Heartland Corporation  for the purchase of up to 2,727,272 shares of our common stock at $0.01 per share and 909,091 shares of our common stock at $0.14for placement agent and finder services in the October 2008 transaction with The Brown Family Trust discussed above. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 1,388,820 shares of common stock for cash in the amount of $100,000. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 3,285,590 shares of common stock as a result of cashless warrant exercises. We received warrants exercisable for 4,890,188 common shares in return for this exercise. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 4,529,049 shares for consulting services for which we incurred an operating expense of $314,107. We relied on Section 4(2) of the Securities Act, promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 975,061 in exchange for 122,080 shares of Series B Preferred Stock. We relied on Section 4(2) of the Securities Act, promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 5,351,667 shares of common stock pursuant to the conversion of $362,000 of Convertible Notes, at the request of the noteholders. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 11,202,371 shares for accounts payable and accrued expenses for which we incurred an operating expense of $1,614,388. We relied on Section 4(2) of the Securities Act, promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 3,058,201 shares for debt issue costs for which we incurred an expense of $397,658. We relied on Section 4(2) of the Securities Act, promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 4,250,000 shares as a deposit for a potential acquisition for which we incurred an expense of $566,667. We relied on Section 4(2) of the Securities Act, promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

More Recent Sales

On January 27, 2009, we issued four Secured Notes in the aggregate sum of $300,000 to White Star LLC, Mueller Trading L.P., Jason Lyons, and SRZ Trading, LLC in consideration of a loan from the holders to the Company for an aggregate $300,000. The Notes mature on October 13, 2009, and the interest is 18% annually.  In connection with this transaction, we issued to the holders 4-year warrants to purchase an aggregate 5,500,000 shares of our common stock at $0.075 per share. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the six months ended June 30, 2009 we issued 199,592 shares of common stock to various noteholders for the payment of $14,380 of interest. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the six months ended June 30, 2009 we issued 13,202,964 shares of common stock to various parties for services valued at $829,456. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the six months ended June 30, 2009 we issued 10,000,000 shares of common stock to a certain party for cash valued at $100,000. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the six months ended June 30, 2009 we issued 2,939,000 shares of common stock to various parties for the settlement of debts valued at $240,998. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the six months ended June 30, 2009 we issued 4,091,000 shares of common stock to certain employees in exchange for 402,852 shares of Series B Preferred Stock. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the six months ended June 30, 2009 we issued 1,960,000 shares of common stock in exchange for the exercise of 2,000,000 employee stock options. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the six months ended June 30, 2009 we issued 10,447,410 shares of common stock in exchange for the exercise of 10,547,867 warrants. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On April 13, 2009, we issued Ascendiant Capital Group, LLC 2,500,000 restricted shares of our common stock in consideration for providing the equity drawdown facility more fully described under the “Business” section under Part I. This issuance was exempt from registration under the Act pursuant to Section 4(2) thereof. We made this determination based on the representations of the shareholder, which included, in pertinent part, that such shareholder was an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Act, and that such stockholder was acquiring our securities for investment purposes for its own respective accounts and not as nominees or agents and not with a view to the resale or distribution thereof, and that the stockholder understood that our securities may not be sold or otherwise disposed of without registration under the Act or an applicable exemption therefrom.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

See “Exhibit Index” below, which follows the signature page to this registration statement.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus file with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(ii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(ii)

portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mountain View, State of California on August 20, 2009.

VOYANT INTERNATIONAL CORPORATION

By:	/s/ DANA R. WALDMAN
Dana R. Waldman Chief Executive Officer (Principal Executive Officer)

By:	/s/ DAVID R. WELLS
David R. Wells Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DANA R. WALDMAN	Chief Executive Officer (Principal Executive Officer) and Director	August 20, 2009
Dana R. Waldman

/s/ DAVID R. WELLS	Chief Financial Officer (Principal Financial and Accounting Officer)	August 20, 2009
David R. Wells

/s/ MARK M. LAISURE	Chairman of the Board	August 20, 2009
Mark M. Laisure

/s/ VOLKER ANHAEUSSER	Director	August 20, 2009
Volker Anhaeusser

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation, as amended and currently in effect (13)

3.2	Amended and Restated Bylaws (1)

3.3	Certificate of Designation for Series A Convertible Preferred Stock, as amended *

3.4	Certificate of Designation for Series B Convertible Preferred Stock, as amended *

5.1	Opinion of Richardson & Patel LLP *

10.1	Letter of Intent between Registrant and Sports Immortals Inc. dated March 29, 2007 (2)

10.2	Senior Secured Note, dated August 9, 2007, by Voyant International Corporation (4)

10.3	Guaranty, dated August 9, 2007 by RocketStream Holding Corporation and RocketStream, Inc. (4)

10.4	Security Agreement dated August 9, 2007, among Voyant International Corporation, RocketStream Holding Corporation and RocketStream, Inc. and Congregation Ahavas Tzedokah Vechesed, Inc. (4)

10.5	Intercreditor Agreement dated August 9, 2007, between WAA, LLC and Congregation Ahavas Tzedokah Vechesed, Inc. (4)

10.6	Intercreditor Agreement dated November 16, 2007, between WAA, LLC and J & N Invest, LLC (4)

10.7	Security Agreement dated November 16, 2007, among Voyant International Corporation, RocketStream Holding Corporation and RocketStream, Inc. and J & N Invest, LLC (4)

10.8	Partial Settlement Agreement and Release dated September 7, 2007, between Voyant International Corporation and Congregation Ahavas Tzedokah Vechesed, Inc. (4)

10.9	Partial Settlement Agreement and Release dated October 8, 2007, between Voyant International Corporation and Congregation Ahavas Tzedokah Vechesed, Inc. (4)

10.10	Final Settlement Agreement and Release dated October 26, 2007, between Voyant International Corporation and Congregation Ahavas Tzedokah Vechesed, Inc. (4)

10.11	Senior Secured Note, dated November 16, 2007, by Voyant International Corporation (4)

10.12	Guaranty, dated November 16, 2007 by RocketStream Holding Corporation and RocketStream, Inc. (4)

10.13	Form of Limited Release (5)

10.14	Loan Agreement between Registrant and MapleRidge, dated February 29, 2008 (6)

10.15	Promissory Note by Registrant to MapleRidge, dated February 29, 2008 (6)

10.16	Security Agreement between Registrant and MapleRidge, dated February 29, 2008 (6)

10.17	Intercreditor Agreement between WAA, LLC, Registrant and MapleRidge, dated February 29, 2008 (6)

10.18	Form of Warrant (6)

10.19	Form of Common Stock Purchase Warrant for The Blue Heron Family Trust, dated June 9, 2008 (8)

10.20	Secured Promissory Note by the Registrant to The Blue Heron Family Trust dated June 9, 2008 (8)

10.21	Loan Agreement between the Registrant and The Blue Heron Family Trust dated June 9, 2008 (8)

10.22	Common Stock Purchase Warrant for The Brown Family Trust dated October 14, 2008 (9)

10.23	Secured Promissory Note by the Registrant to The Brown Family Trust dated October 14, 2008 (9)

10.24	Loan Agreement between the Registrant and The Brown Family Trust dated October 14, 2008 (9)

10.25	2009 Consultant Stock Plan (12)

10.26	Intercreditor Agreement dated January 26, 2009 by and among the Registrant, White Star LLC, Mueller Trading, L.P., Jason Lyons, SRZ Trading, LLC and WAA, LLC (10)

10.27	Secured Promissory Note by the Registrant to Jason Lyons dated January 26, 2009 (10)

10.28	Secured Promissory Note by the Registrant to White Star LLC dated January 26, 2009 (10)

10.29	Secured Promissory Note by the Registrant to SRZ Trading, LLC dated January 26, 2009 (10)

10.30	Secured Promissory Note by the Registrant to Mueller Trading, L.P. dated January 26, 2009 (10)

10.31	Security Agreement by and among the Registrant, White Star LLC, Mueller Trading, L.P., Jason Lyons, SRZ Trading, LLC and WAA, LLC dated January 26, 2009 (10)

10.32	Common Stock Purchase Warrant for Jason Lyons dated January 26, 2009 (10)

10.33	Common Stock Purchase Warrant for White Star LLC dated January 26, 2009 (10)

10.34	Common Stock Purchase Warrant for SRZ Trading LLC dated January 26, 2009 (10)

10.35	Common Stock Purchase Warrant for Mueller Trading, L.P. dated January 26, 2009 (10)

10.36	Amendment to Amended and Restated Secured Promissory Note and Amended and Restated Loan Agreement dated March 31, 2009 by and between the Registrant and The Brown Family Trust (10)

10.37	Amendment to Amended and Restated Secured Promissory Note and Amended and Restated Loan Agreement dated March 31, 2009 by and between the Registrant and The Brown Family Trust (10)

10.38	Amendment to Second Amended and Restated Secured Promissory Note and Second Amended and Restated Loan Agreement dated March 31, 2009 by and between The Brown Family Trust (10)

10.39

Amendment to Secured Promissory Notes dated March 31, 2009 by and among Voyant, White Star, LLC, Mueller Trading, L.P., Jason Lyons, SRZ Trading, LLC, Rockstream, Inc., Zeros & Ones Technologies, Inc., The Brown Family Trust and WAA, LLC (10)

10.40

Intercreditor Agreement dated March 31, 2009 by and among Voyant, White Star, LLC, Mueller Trading, L.P., Jason Lyons, SRZ Trading, LLC, Rockstream, Inc., Zeros & Ones Technologies, Inc., The Brown Family Trust and WAA, LLC (10)

10.41	Guarantee and Collateral Agreement dated March 31, 2009 by and among Voyant, Rocketstream, Inc. and Zeros & Ones Technologies, Inc. (10)

10.42	Securities Purchase Agreement dated April 13, 2009 by and among Voyant, Ascendiant Equity Partners, LLC and Ascendiant Capital Group, LLC (11)

10.43	Registration Rights Agreement dated April 13, 2009 by and among Voyant, Ascendiant Equity Partners, LLC and Ascendiant Capital Group, LLC (11)

10.44	Amended Securities Purchase Agreement dated June 15, 2009 by and among Voyant, Ascendiant Equity Partners, LLC and Ascendiant Capital Group, LLC (13)

21.1	List of Subsidiaries (7)

23.1	Consent of Kabani & Company, Inc. *

23.2	Consent of Richardson & Patel LLP (included in Exhibit 5.1) *

———————

* Filed herewith.

(1)

Filed on April 2, 2001 as an exhibit to our annual report on Form 10-KSB, and incorporated herein by reference.

(2)

Filed on April 10, 2007 as an exhibit to our current report on Form 8-K, and incorporated herein by reference.

(3)

Filed on October 25, 2007 as an exhibit to our current report on Form 8-K, and incorporated herein by reference.

(4)

Filed on November 19, 2007 as an exhibit to our quarterly report on Form 10-QSB, and incorporated herein by reference.

(5)

Filed on December 13, 2007 as an exhibit to our current report on Form 8-K, and incorporated herein by reference.

(6)

Filed on March 11, 2008 as an exhibit to our current report on Form 8-K, and incorporated herein by reference.

(7)

Filed on April 8, 2008 as an exhibit to our annual report on Form 10-KSB, and incorporated herein by reference.

(8)

Filed on August 6, 2008 as an exhibit to our quarterly report on Form 10-Q, and incorporated herein by reference.

(9)

Filed on November 17, 2008 as an exhibit to our quarterly report on Form 10-Q, and incorporated herein by reference.

(10)

Filed on April 9, 2009 as an exhibit to our annual report on Form 10-K, and incorporated herein by reference.

(11)

Filed on April 17, 2009 as an exhibit to our current report on Form 8-K, and incorporated herein by reference.

(12)

Filed on January 23, 2009 as an exhibit to our registration statement on Form S-8, and incorporated herein by reference.

(13)

Filed on July 22, 2009 as an exhibit to our registration statement on Form S-1, and incorporated herein by reference.